Exhibit 10.3

STOCK PURCHASE AGREEMENT

AMONG

PAUL CHARLES JOY II, TRUSTEE OF THE PAUL C. JOY AND KATHRYN B. JOY

TRUST – FUND B

AND

KATHRYN BLAKE JOY, TRUSTEE OF THE PAUL C. JOY AND KATHRYN B. JOY

TRUST - FUND C

AND

HOWCO DISTRIBUTING CO., A WASHINGTON CORPORATION

AND

DRONE USA, LLC

TABLE OF CONTENTS

ARTICLE I	TRANSFER AND ACQUISITION; CLOSING	1

1.1	Agreement to Sell and Purchase Stock	1
1.2	Purchase Price; Payment Terms	1
1.3	Drone USA, Inc. Stock Warrants	2
1.4	Earnout	2
1.5	Closing	4
1.6	Conditions to Closing	4
1.7	Post Closing Covenants	6

ARTICLE II	REPRESENTATIONS AND WARRANTIES OF SELLER	7

2.1	Organization and Qualification	7
2.2	Articles of Incorporation and Bylaws	7
2.3	Books and Records	7
2.4	Capitalization	7
2.5	Authority Relative to this Agreement	8
2.6	No Conflict; Required Filings and Consents	9
2.7	Permits; Compliance	9
2.8	Financial Statements	10
2.9	Notes and Accounts Receivable	11
2.10	Undisclosed Liabilities	11
2.11	Taxes	11
2.12	Title to Personal Property	13
2.13	Condition of Tangible Fixed Assets	13
2.14	Inventory	14
2.15	Product Warranty	14
2.16	Product Liability	14
2.17	Real Property	14
2.18	Intellectual Property	15
2.19	Material Contracts	19
2.20	Litigation	20
2.21	Employee Benefit Plans	21
2.22	Labor and Employment Matters	23
2.23	Environmental	24
2.24	Related Party Transactions	25
2.25	Insurance	26
2.26	Absence of Certain Changes or Events	26
2.27	Solvency	27
2.28	Brokers or Finders	27
2.29	No Illegal Payments	27
2.30	Information Supplied	28
2.31	Compliance with Securities Laws	28
2.32	Powers of Attorney	28
2.33	Material Disclosures	28
2.34	Change in Control	28

STOCK PURCHASE AGREEMENT	TABLE OF CONTENTS

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF BUYER	28

3.1	Authority for Agreement	28
3.2	Brokers or Finders	28
3.3	Litigation	29

ARTICLE IV	OTHER AGREEMENTS AND COVENANTS	29

4.1	Seller’s Noncompete - Nonsolicitation	29
4.2	Access	29
4.3	Ordinary Course	29
4.4	Material Developments	29
4.5	Company Distributions Prior to Closing	30
4.6	Additional Documents	30
4.7	Publicity	30
4.8	Expenses	30

ARTICLE V	INDEMNIFICATION	31

5.1	Survival of Representations, Warranties and Covenants; Remedies	31
5.2	Indemnification	31
5.3	Procedures for Third Party Claims	32
5.4	Procedures for Inter-Party Claims	33
5.5	Insurance Proceeds	33

ARTICLE VI	TAX MATTERS	33

6.1	Responsibility for Filing Tax Returns	33
6.2	Interim Closing of Books	34
6.3	Cooperation	34

ARTICLE VII	MISCELLANEOUS	34

7.1	Termination of Agreement	34
7.2	Amendment	34
7.3	Notices	34
7.4	Entirety of Agreement	35
7.5	Persons Bound by Agreement	35
7.6	Multiple Counterparts	35
7.7	Governing Law	35
7.8	Jurisdiction	35
7.9	Certain Definitions	36

STOCK PURCHASE AGREEMENT	TABLE OF CONTENTS

SCHEDULES AND EXHIBITS

Seller Disclosure Schedule

Exhibit A - Promissory Note

Exhibit A2 - Security Agreement

Exhibit B - Buyer Stock Agreements

Exhibit C - Paul C. Joy Employment Agreement

Exhibit D - Kathy Joy Employment Agreement

Exhibit E – Unconditional Guaranty of Payment

STOCK PURCHASE AGREEMENT	TABLE OF CONTENTS

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into by and among Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust - Fund B, dated December 9, 2003, as amended, and Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust - Fund C, dated December 9, 2003, as amended (collectively, the “Seller”) as the sole shareholders of Howco Distributing Co., a Washington corporation (the “Company”), and Drone USA, LLC (“Buyer”).

RECITALS:

WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding common stock of the Company (the “Stock”) and there are no other issued or outstanding securities of the Company, phantom stock rights or obligations of the Company to issue common stock, options, warrants, notes, phantom stock, shareholder appreciation rights or other securities or their equivalents;

WHEREAS, Buyer desires to purchase all of the Stock (100% of the issued and outstanding common stock) from Seller for the purchase price and pursuant the terms and conditions hereinafter set forth; and

WHEREAS, Seller desires to sell and convey their Stock to Buyer.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

TRANSFER AND ACQUISITION; CLOSING

1.1.          Agreement to Sell and Purchase Stock. Buyer agrees to buy from Seller and Seller agrees to sell and deliver to the Buyer, in accordance with Buyer’s delivery instructions at the Closing (defined in Section 1.5), all of the Stock, free and clear of all Liabilities, security interests, claims, Liens, and encumbrances.

1.2.          Purchase Price; Payment Terms. The consideration payable for Seller’s Stock (the “Purchase Price”) shall be (a) Three Million Five Hundred Dollars ($3,500,000) which shall be paid at Closing to Seller as follows (i) $2,600,000 in cash payable by wire transfer in immediately available good funds to an account designated by Seller; (ii) the delivery of a promissory note attached hereto in the form substantially as set forth in Exhibit A, in the principal amount of $900,000 together with simple interest thereon at a rate of 5.5% (the “Note”) which Note shall be secured by a UCC Security Interest granted by Buyer and the Company in all Company assets in the form attached hereto as Exhibit A (the “Security Interest”), and which UCC Security Interest shall be perfected by the filing of a UCC Financing Statement or as otherwise required; plus (b) delivery of the Drone USA Stock Warrants; plus (c) the Earnout Payments. Seller’s Security Interest shall be subordinated to the security interest of Buyer’s lender, namely TCA Global Master Fund, LP, for a loan to Buyer not exceeding the principal amount of $6,500,000, or the security interest of any substitute lender (provided the principal amount of the loan to Buyer does not exceed $6,500,000), it being expressly acknowledged and understood that the payment to the Seller is being funded by the Buyer’s lender and that this lender requires, and any substituted lender will likely require, a first priority security interest in all of the assets of Drone USA, Inc. including the assets being purchased by way of stock acquisition as set forth herein.

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1.3.          Drone USA, Inc. Stock Warrants.

(a)          At Closing, Buyer shall cause Drone USA, Inc. (“Drone USA”) to deliver to Seller warrants for 500,000 shares of common stock of Drone USA (the “Drone USA Stock Warrants”). Upon exercise of the Drone USA Stock Warrants, the Drone USA stock issuable thereunder shall be deemed fully-paid and non-assessable and the certificates will bear the standard Rule 144 restrictive legend as well notice of the executed Bleed-Out Agreement between the Sellers and Drone USA, the form of which is attached hereto as Exhibit B.

(b)          Securities Matters. Seller agrees to sign any lock-up letters, bleed out agreements, standstill agreements, or other similar documentation required of all management shareholders in Drone USA by an underwriter or investor in connection with a financing, or take other actions reasonably related thereto as requested of all management shareholders by the Board of Directors of Drone USA. In the event Seller’s default under this Section 1.3(b) Seller agrees that Drone USA may seek and obtain specific performance of such covenant, including any injunction requiring execution of such documents and the taking of such actions, and Seller hereby appoints the then current president of Drone USA to sign any such documents on Seller’s behalf so long as such documents are prepared on the same basis as all other management shareholders of Drone USA

1.4.          Earnout.

(a)          Earnout Payments. As additional consideration for the purchase of Stock, at such times as provided in Section 1.4, Buyer shall pay to Seller with respect to each Calculation Period an amount, if any (each, an “Earnout Payment”), equal to (i) $100,000 if Company Gross Profit for such Calculation Period exceeds $1,964,678 but is less than $2,500,000, or (ii) $200,000 if Company Gross Profit for such Calculation Period is equal to or exceeds $2,500,000 but is less than $3,000,000, or (iii) $300,000 if Company Gross Profit for such Calculation Period is equal to or exceeds $3,000,000; provided that in no event shall Buyer be obligated to pay Seller more than the $300,000 in the aggregate for all Calculation Periods. If the Company Gross Profit for a particular Calculation Period does not exceed $1,964,678, no Earnout Payment shall be due for such Calculation Period.

(b)          Procedures Applicable to Determination of the Earnout Payments.

i.            On or before the date which is ninety (90) days after the last day of each Calculation Period (each such date, an “Earnout Calculation Delivery Date”), Buyer shall prepare and deliver to Seller a written statement (in each case, an “Earnout Calculation Statement”) setting forth in reasonable detail its determination of Company Gross Profit for the applicable Calculation Period and its calculation of the resulting Earnout Payment (in each case, an “Earnout Calculation”).

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ii.         Seller shall have thirty (30) days after receipt of the Earnout Calculation Statement for each Calculation Period (in each case, the “Review Period”) to review the Earnout Calculation Statement and the Earnout Calculation set forth therein. During the Review Period and, as part of such review, (i) Seller and its accountants/representatives shall have the right to receive complete and prompt copies of any working papers, trial balances and similar materials prepared by Buyer or its accountants or other professional advisors in connection with its Earnout Calculation and (ii) inspect Buyer’s books and records during normal business hours at Buyer’s offices, upon reasonable prior notices and solely for purpose reasonably related to the determinations of Company Gross Profit and the resulting Earnout Payment. Prior to the expiration of the Review Period, Seller may object to the Earnout Calculation set forth in the Earnout Calculation Statement for the applicable Calculation Period by delivering a written notice of objection (an “Earnout Calculation Objection Notices”) to Buyer. Any Earnout Calculation Objection Notice shall specify the items in the applicable Earnout Calculation disputed by Seller and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. If Seller fails to deliver an Earnout Calculation Objection Notices to Buyer prior to the expiration of the Review Period, then the Earnout Calculation set forth in the Earnout Calculation Statement shall be final and binding on the parties hereto. If Seller timely delivers an Earnout Calculation Objection Notice, Buyer and Seller shall negotiate in good faith to resolve the disputed items an agree upon the resulting amount of Company Gross Profit and the Earnout Payment for the applicable Calculation Period. If Buyer and Seller are unable to reach agreement within thirty (30) days after such an Earnout Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Independent Accountant. The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Earnout Calculation as practicable, but in no event greater than sixty (60) days after such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Earnout Calculation Objection Notice. If unresolved disputed items are submitted to the Independent Accountant, Buyer and Seller shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by Buyer and Seller, and not by independent review. The resolution of the dispute and the calculation of Company Gross Profit that is the subject of the applicable Earnout Calculation Objection Notice by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be shared equally between Seller and Buyer.

(c)          Independence of Earnout Payments. Buyer’s obligation to pay each of the Earnout Payments to Seller in accordance with Section 1.4 is an independent obligation of Buyer and is not otherwise conditioned to contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earnout Payment and the Obligation to pay an Earnout Payment to Seller shall not obligate Buyer to pay any preceding or subsequent Earnout Payment. For the avoidance of doubt and by way of example, if the conditions precedent to the payment of the Earnout Payment for the first Calculation Period are not satisfied, but the conditions precedent to the payment of the Earnout Payment for the second Calculation Period are satisfied, then Buyer would be obligated to pay such Earnout Payment for the second Calculation Period for which the corresponding conditions precedent have been satisfied, and not the Earnout Payment for the first Calculation Period.

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(d)          Timing of Payment of Earnout Payments. Any Earnout Payment that Buyer is required to pay pursuant to Section 1.4 hereof shall be paid in full no later than five (5) Business Days following the date upon which the determination of Company Goss Income for the applicable Calculation Period becomes final and binding upon the parties as provided in Section 4.1(b)ii (including any final resolution of any dispute raised by Seller in an Earnout Calculation Object Notice). Except as provided in Section 1.4(e), Buyer shall pay to Seller the applicable Earnout Payment in cash by wire transfer of immediately available funds to the bank account designated by Seller.

(e)          Seller Option to Receive Drone USA, Shares. Seller may, at its sole option, upon written notice to Buyer prior to the date of payment of any Earnout Payment, as an alternative to receipt of a cash Earnout Payment, elect to receive shares of common stock of Drone USA of then equal value to the Earnout Payment. In the event of such election by Seller, Buyer shall cause Drone USA, to deliver such shares of common stock of Drone USA to seller within the time period provided in Section 1.4(d).

1.5.          Closing. Except as provided by Section 7.1 of this Agreement, the closing of the sale and purchase of the Stock (the “Closing”) shall be consummated on or before August 12, 2016 (the “Closing Date”) (to be effective as of the close of business on the Closing Date) by Buyer and Seller executing and exchanging all the Closing documents by facsimile or pdf signatures, with originals of all such Closing documents to be sent to Seller’s counsel, William Dudley, Landerholm P.S., 805 Broadway Suite 1000, Vancouver, WA 98660 and Buyer’s counsel, Peder K. Davisson, Davisson & Associates, PA, 4124 Quebec Avenue North, Suite 306, Minneapolis, Minnesota 55427. Two originals of all such Closing documents shall be executed (with the exception of stock certificates and negotiable instruments).

1.6.          Conditions to Closing.

(a)          Buyer’s Obligations. The obligations of Buyer to consummate the Closing are subject to the fulfillment of the following conditions (unless waived in writing by Buyer):

i.            The representations and warranties of the Seller contained in this Agreement will be true and correct in all material respects (except those representations and warranties that are, by their terms, limited by materiality or other qualifiers, which shall be true and correct in all respects) at and as of the Closing with the same force and effect as if made on the Closing Date.

ii.         Seller has delivered to the Buyer at Closing, stock certificates of Howco duly endorsed in blank or accompanied by duly executed stock powers transferring the Stock to the Buyer and/or its designee(s) free and clear of all Liabilities, security interests, claims, Liens and encumbrances.

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iii.         Seller and the Company will have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by Seller and/or the Company at or prior to the Closing.

iv.         Buyer has received the written resignations of Seller, covering all officer and director positions they hold with the Company, to be effective as of the Closing Date.

v.           Seller shall have secured executed employment agreements between Paul C and Kathy Joy, on the one hand, and Drone USA, on the other, each for a two year term with base salaries of $125,000 each, together with benefits consistent with past practices and containing non-compete provisions, non-solicitation provisions and confidentiality provisions acceptable to Seller and consistent with the standard requirements across industries in connection with the sale of a business.

vi.         Buyer shall have received a good standing certificate for the Company from Washington and each other jurisdiction in which the Company is qualified to do business where such qualification is required.

vii.         Prior to the Closing, the status of the Company as validly electing S corporations within the meaning of Section 1361 and 1362 of the Internal Revenue Code (the “Code”) shall not have been terminated or revoked.

viii.         Any and all necessary advance notices and consents required to consummate the Stock purchase transaction on the Closing Date have been timely made, received, or waived by Buyer, including any consents or approvals required under any contracts to which the Company is a party such as supply agreements, leases, purchase agreements, employment agreements.

ix.         The Company shall retain such employees as are necessary for its continued operations, (other than Paul C. and Kathy Joy, who have agreed to continue as employees under separate agreements) following Closing.

x.         Buyer shall have obtained financing from TCA Global Master Fund, LP for payment of the cash portion of the Purchase Price as set forth in Section 1.2.

(b)          Seller’s Obligations. The obligations of Seller to consummate the Closing are subject to the fulfillment of the following conditions (unless waived in writing by Seller):

i.            The representations and warranties of the Buyer contained in this Agreement will be true and correct in all material respects (except those representations and warranties that are, by their terms, limited by materiality or other qualifiers, which shall be true and correct in all respects) at and as of the Closing with the same force and effect as if made on the Closing Date.

ii.         Buyer shall have paid the Purchase Price as provided in Section 1.2 at Closing.

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iii.         Buyer shall have caused Drone USA, to enter into new 2 year employment agreements with Paul C. Joy and Kathy Joy, with 5 year non-competes, confidentiality and non-solicitation agreements in the form attached hereto as Exhibit C and D.

iv.         Seller shall have received certificates of good standing for Buyer and Drone USA from Delaware and each other jurisdiction in which Buyer or Drone USA, is qualified to do business and which such qualification is required.

v.           Buyer shall have caused Drone USA to issue the Drone USA Stock Warrants to Seller, on and including such terms as are acceptable to Seller in Seller’s sole discretion (including, but not limited to, an exercise price of one cent per share of Drone USA common stock).

vi.         Buyer shall have caused Drone USA to execute the Unconditional Guaranty of Payment in the form attached hereto as Exhibit E.

vii.         Lessor, under the real property lease referred to in Section 2.17(a) of Seller Disclosure Schedule, shall have provided any consent required to consummate the stock purchase transaction in a form acceptable to Seller.

viii.         Buyer will have performed and complied in all material respects with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by Buyer at or prior to Closing.

ix.         Buyer shall deliver to Seller at Closing consents or resolutions of Buyer authorizing the purchase of the Stock.

x.         Seller’s review and approval, in Seller’s sole discretion, of Buyer’s Certificate of Incorporation, Bylaws, any amendments thereto, any and all documents of Buyer filed with the office of the Delaware Secretary of State, any related resolutions or consents of Buyer, and any agreements of Buyer related to preferred shares and any rights or preferences associated therewith.

1.7.          Post Closing Covenants.

(a)          Seller’s Post Closing Obligations. Immediately following the Closing Date the Seller shall:

i.            Add Buyer’s officers to all bank accounts and have its employees removed as signatories from such accounts;

ii.         Provide Michael Bannon with any keys to properties occupied by the Company, user id’s and passwords for any accounts or sites used by the Company or any other security codes used by the Company in its operations;

iii.         Provide all minute books, transfer ledgers, accounting records, federal and state tax returns, sales tax, any licenses used by the Company and all of the Company’s books and records; and

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iv.         Take such other actions as are reasonably necessary to allow the Company to continue operations under new ownership.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedule attached to this Agreement (the “Seller Disclosure Schedule”), which shall identify exceptions by specific section references, Seller hereby represents and warrants to Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement and, subject to any necessary updated Seller Disclosure Schedule as of the Closing Date, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II). Seller represents and warrants to Buyer that:

2.1           Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its operations. Except as disclosed in Section 2.1 of the Seller Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2           Articles of Incorporation and Bylaws. The Company has previously furnished or made available to the Buyer a complete and correct copy of the articles of incorporation and bylaws or equivalent organizational documents, each as amended to date. The Company is not in material violation of any provision of its articles of incorporation or bylaws.

2.3           Books and Records.

(a)          The books of account, minute books, stock record books, and other records of the Company are materially complete and correct and have been maintained in accordance with the Company’s historical business and accounting practices.

(b)          None of the records, systems, data or information of the Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, but not limited to, an electronic, mechanical or photographic process computerized or not) which are not under the direct control of the Company.

2.4           Capitalization.

(a)          The authorized capital stock of Howco Distributing Co. consists of ten thousand (10,000) shares of the Company’s common stock, no par value per share. As of the date of this Agreement, Nine Hundred Seventy Eight and One Half (978.5) shares are held by Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust - Fund B, dated December 9, 2003, as amended, and One Thousand Twenty One and One Half (1,021.5) shares are held by Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust - Fund C, dated December 9, 2003, as amended. All Two Thousand (2,000) shares of the Company’s common stock that are issued and outstanding, were validly issued, fully paid and non-assessable and not subject to preemptive rights, and there were no other shares of capital stock issued and outstanding and no shares of the Company’s common stock were reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to any stock option plan, note or agreement.

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(b)          Except as set forth in Section 2.4(a) or as may be specified in Section 2.4(a) of the Seller Disclosure Schedule, as of the date of this Agreement, (i) there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company’s common stock or any other capital stock of the Company, (iii) there are no declared or accrued unpaid dividends with respect to any of the Company’s outstanding securities, and (iv) the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation, or similar rights.

(c)          Except as may be specified in Section 2.4(c) of the Seller Disclosure Schedule, as of the date of this Agreement, only the Company’s common stock provides any voting rights of any kind.

2.5           Authority Relative To This Agreement.

(a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Operative Agreements and, with respect to this Agreement, upon the approval of this Agreement by the Seller in accordance with this Agreement and applicable Law, to perform its obligations hereunder and to consummate the transactions. The execution and delivery of this Agreement and the other Operative Agreements by the Company and the consummation by the Company of the transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions, other than, with respect to the sale of the shares of the Company, the approval of this Agreement by the Company’s two shareholders in accordance with applicable Law. This Agreement has been duly and validly executed and delivered by the Seller, and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

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(b)          At a meeting duly called and held in compliance with the Washington Business Corporation Act (“WBCA”) and the bylaws of the Company, or otherwise through written consent if permitted pursuant thereto, the board of directors of the Company has duly taken action (i) approving the Agreement, based on a determination that the Agreement is fair to the holders of the Company’s common stock and is in the best interests of such stockholders, and (ii) approving this Agreement and the transactions and recommending approval of this Agreement and the transactions by the shareholders of the Company. As of the date hereof, such action has not been rescinded and is in full force and effect.

(c)          In accordance with the Company’s articles of incorporation, bylaws, and WBCA, the affirmative vote of a majority of the then-outstanding shares of Company’s common stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Agreement, and such vote, in accordance with the Company’s articles of incorporation, bylaws, and the WBCA, may be duly obtained by the written consents in lieu of a meeting.

2.6           No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and the other Operative Agreements by the Company and the Seller does not, and the performance of this Agreement and the other Operative Agreements by the Company and the Seller will not (in each case, with or without the giving of notice or lapse of time, or both), subject to (x) with respect to the Agreement, obtaining the requisite approval of this Agreement by the Company’s shareholders in accordance with this Agreement and applicable Law, and (y) obtaining the consent, approval, authorization and permit and making the necessary filings described in Section 2.6 of the Seller Disclosure Schedule (the “Required Company Consent”), (i) conflict with or violate the articles of incorporation, bylaws or equivalent organizational documents of the Company, (ii) to Seller’s Knowledge, conflict with or materially violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) to Seller’s Knowledge, except as to Government Contracts, and except as may be specified in Section 2.6(iii) of the Seller Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Seller or the Company or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or the Company is a party or by which the Seller or the Company or any property or asset of the Seller or the Company is bound or affected, except for such conflicts, violations, breaches, defaults or other occurrences, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

2.7           Permits; Compliance.

(a)          Except as provided in Section 2.7(b), and except as may be specified in Section 2.7(a) of the Seller Disclosure Schedule, to Seller’s Knowledge each of the Seller and the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any governmental authority necessary for the Seller and the Company to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Seller or the Company (the “Company Permits”) and, as of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to Seller’s Knowledge, threatened, except such suspension or termination as would not reasonably be expected to have a Material Adverse Effect on the Seller or the Company. Except as disclosed in Section 2.7(a) of the Seller Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect on the Seller or the Company, to Seller’s Knowledge the Company is not in material conflict with, or in default or material violation of, or, with the giving of notice or the passage of time, would be in material conflict with, or in default or material violation of, (i) any Law applicable to the Seller or the Company or by which any property or asset of the Seller or the Company is bound or affected, or (ii) any of the Company Permits.

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(b) Company is certified by a Governmental Authority as a Woman Owned Small Business as defined in Title 13, Chapter 1 of the Code of Federal Regulations, as may be amended from time to time (“WOSB”). However, to the best of Seller’s Knowledge, none of the Government Contracts includes a set-aside designation for WOSBs. Buyer acknowledges that, following the Closing, Company will no longer be qualified as a certified WOSB. Company has, through registration with the federal System for Award Management, self-certified that it qualifies as a Small Business Concern (“SBC”), as defined in Title 13, Chapter 1 of the Code of Federal Regulations, as may be amended from time to time. A substantial portion of Company’s business and sales revenue (i.e., in excess of fifty percent (50%)) results from Company’s SBC status. SBC status is based upon either revenue or number of employees, and varies by classification of products sold by the Company in accordance with the North American Industry Classification System (“NAICS”), which may be updated from time to time, and is located at: https://www.sba.gov/sites/default/files/files/Size Standards_Table.pdf. To the best of Seller’s Knowledge, currently, the largest number of employees Company may have in order to retain SBC status for purposes of selling Company’s products under a Government Contract varies between 100 and 1,500 employees, depending on the specific product to be sold by Company. To the best of Seller’s Knowledge, Company is in compliance with the SBC size or revenue limitations required for products sold prior to Closing under the Government Contracts. Seller makes no representation or warranty regarding Company’s continuing qualification or certification as an SBC after Closing for purposes of federal government contracting or otherwise, or the impact of any such continuing qualification or certification on revenues of Company or Buyer after Closing.

2.8           Financial Statements. Section 2.8 of the Seller Disclosure Schedule contains true and complete copies of the following internally prepared financial statements: (i) unaudited income statement for the fiscal year ended December 31, 2015, for fiscal year ended December 31, 2014 and unaudited income statement for the period ended January 31, 2016 (the “Most Recent Company Income Statements”), (ii) unaudited balance sheet at December 31, 2015, December 31, 2014 and unaudited balance sheet for the period ended January 31, 2016 (the “Most Recent Company Balance Sheets”), (iii) unaudited statement of stockholders’ equity for the fiscal year ended December 31, 2015, December 31, 2014 and unaudited statement of stockholders’ equity for the period ended January 31, 2016 (the “Most Recent Company Statements of Stockholders’ Equity”), and (iv) unaudited cash flow statement for the fiscal year ended December 31, 2015 and unaudited cash flow statement for the period ended January 31, 2016 (the “Most Recent Company Cash Flow Statements”), (the Most Recent Company Income Statements, the Most Recent Company Balance Sheets, the Most Recent Company Statements of Stockholders’ Equity, and the Most Recent Company Cash Flow Statements shall be referred to collectively for the Company as the “Most Recent Company Financial Statements”). To Seller’s Knowledge, each of the Most Recent Company Financial Statements (including, in each case, all notes thereto) (a) are true, complete and correct, and fairly presented in all material respects the financial position, results of operations and changes in shareholders’ equity and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on the Company), and (b) were prepared internally consistent with past practices of the Company.

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2.9           Notes and Accounts Receivable. All notes and accounts receivables of the Company appearing on the Most Recent Company Balance Sheet and all of the receivables which have arisen or been acquired by the Company since the date thereof (collectively, the “Company Receivables”), are, to Seller’s Knowledge, bona fide trade receivables and have arisen or were acquired in the Ordinary Course of Business of the Company and in a manner consistent with normal past credit practices. Since the date of the Most Recent Company Balance Sheet, the Seller has not cancelled or agreed to cancel, in whole or in part, any Company Receivables except in the Ordinary Course of Business consistent with demonstrated past practices. All of the Company Receivables are reflected properly on the books and records of the Company, and to Seller’s Knowledge and except as set forth on the Seller Disclosure Schedule Section 2.9, are current and collectible in accordance with their terms at their recorded amounts, subject only to reserve for bad debts or doubtful accounts set forth on the Most Recent Company Balance Sheet (including the notes thereto) in accordance with the past custom and practice of the Company. For purposes of the foregoing, Company Receivables shall be deemed to be “collected in accordance with their terms at their recorded amounts” if they are collected in full within 360 days of the date such receivables are billed.

2.10         Undisclosed Liabilities. To Seller’s Knowledge the Company does not have any material Liability, except for (i) Liabilities set forth on the face of the Most Recent Company Balance Sheet (including any notes thereto), (ii) Liabilities which have arisen since the date of the Most Recent Company Balance Sheet in the Ordinary Course of Business, and (iii) Liabilities set forth on Seller Disclosure Schedule Section 2.10.

2.11         Taxes.

(a)          Except as may be specified in Section 2.11(a) of the Seller Disclosure Schedule, (i) the Company has duly and timely filed all Tax Returns required to have been filed by or with respect to the Company, (ii) each such Tax Return correctly and completely reflects all liability for Taxes and all other information required to be reported thereon, (iii) all Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid, and (iv) the Company has adequately provided for, in its books of account and related records, all Liability for unpaid Taxes, being current Taxes not yet due and payable.

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(b)          Except as may be specified in Section 2.11(b) of the Seller Disclosure Schedule, the Company has withheld and timely paid all Taxes required to have been withheld and paid by it and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(c)          Except as may be specified in Section 2.11(c) of the Seller Disclosure Schedule, the Company (i) is not the beneficiary of any extension of time within which to file any Tax Return, nor has the Company made (or had made on its behalf) any requests for such extensions, or (ii) has waived (or is subject to a waiver of) any statute of limitations in respect of Taxes or has agreed to (or is subject to) any extension of time with respect to a Tax assessment or deficiency.

(d)          Section 2.11(d) of the Seller Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Except as set forth in Section 2.11(d) of the Seller Disclosure Schedule (i) there is no Proceeding now pending or to Seller’s Knowledge threatened against or with respect to the Company in respect of any Tax or any assessment or deficiency, and (ii) there are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company.

(e)          Section 2.11(e) of the Seller Disclosure Schedule lists, as of the date of this Agreement, all jurisdictions in which the Company currently files Tax Returns. No claim has been made by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it must file Tax Returns.

(f)          None of the assets or properties of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. The Company is not a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, or to any “long-term contract” within the meaning of Section 460 of the Code. The Company has not ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. The Company is not a “foreign person” within the meaning of Section 1445 of the Code.

(g)          The Company has not agreed to and is not required to make by reason of a change in accounting method or otherwise, and could not be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code. The Company has not been the “distributing corporation” (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 5 year period ending as of the date of this Agreement.

(h)          The Company (i) has not ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has not ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has not incurred any Liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax Law), or as transferee or successor, by Contract or otherwise. The Company is not a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes.

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(i)          The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) intercompany transactions or excess loss accounts described in Treasury regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.

(j)          The Company has not entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(k)          Section 2.11(k) of the Seller Disclosure Schedule lists each person who the Seller or the Company reasonably believes is, with respect to the Company or any Affiliate of the Company, a “disqualified individual” within the meaning of Section 280G of the Code and the Regulations thereunder.

(1) Except as may be specified in Scction 2.11(1) of the Seller Disclosure Schedule, the unpaid Taxes of the Company (i) did not, as of the date of the Most Recent Company Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto), and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the date of the Most Recent Company Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

2.12         Title to Personal Property.

(a)          With respect to personal properties and assets that are purported to be owned by the Company, including all properties and assets reflected as owned on the Most Recent Company Balance Sheet (other than inventory sold and items of obsolete equipment disposed of in the Ordinary Course of Business since the date thereof), to Seller’s Knowledge the Company has good and valid title to all of such properties and assets, free and clear of all Liens other than Permitted Liens and Liabilities.

(b)          With respect to personal properties and assets that are leased, to Seller’s Knowledge the Company has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and constitute valid and binding obligations of the other party(ies) thereto. To Seller’s Knowledge, the Company is not in violation of any of the terms of any such lease.

2.13         Condition of Tangible Fixed Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company are to Seller’s Knowledge free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear given the use and age of such assets), are usable in the regular and Ordinary Course of Business and conform in all material respects to all Laws and authorizations relating to their construction, use and operation.

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2.14         Inventory. Except as may be specified in Section 2.14 of the Seller Disclosure Schedule, to Seller’s Knowledge the inventory of the Company consists of raw materials and supplies, manufactured and processed parts, work-in-process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is out of date, contaminated, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

2.15         Product Warranty. Except as may be specified in Section 2.15 of the Seller Disclosure Schedule, to Seller’s Knowledge substantially all of the products produced, distributed, sold, leased, and delivered by the Company have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Company Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company. Seller does not have standard terms and conditions which apply to products sold by Company.

2.16         Product Liability. To Seller’s Knowledge, the Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product produced, distributed, sold, leased, or delivered by the Company.

2.17         Real Property.

(a)          Section 2.17(a) of the Seller Disclosure Schedule contains (i) a list of all real property and interests in real property owned in fee by the Company (the “Company-Owned Real Property”), and (ii) a list of all real property and interests in real property leased or used by the Company with respect to each of which the annual rental payments exceed $5,000 (the “Company-Leased Real Property”).

(b)          With respect to each parcel of Company-Owned Real Property, to Seller’s Knowledge the Company have good and marketable title to each such parcel of Company-Owned Real Property free and clear of all Liens, except (i) Permitted Liens and Liabilities and (ii) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Company-Owned Real Property. There are no outstanding options or rights of first refusal to purchase such parcel of Company-Owned Real Property, or any portion thereof or interest therein.

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(c)           To Seller’s Knowledge, each lease with respect to Company-Leased Real Property (each, a “Company Lease”) is in full force and effect. To Seller’s Knowledge, neither the Company nor any other party thereto is in default under any such Company Lease.

2.18         Intellectual Property. Except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company:

(a)          To Seller’s Knowledge, Section 2.18(a) of the Seller Disclosure Schedule lists (by name, owner and, where applicable, registration number and jurisdiction of registration, application, certification or filing) all Intellectual Property that is owned by the Seller or the Company (whether exclusively, jointly with another Person or otherwise) (“Company-Owned Intellectual Property”); provided, however, that Seller Disclosure Schedule does not include items of Seller-Owned Intellectual Property which are both (i) immaterial to the Company and (ii) not registered or the subject of an application for registration. Except as described in Seller Disclosure Schedule, to Seller’s Knowledge the Company owns the entire right, title and interest to all Company-Owned Intellectual Property free and clear of all Liens.

(b)          To Seller’s Knowledge, Section 2.18(b) of the Seller Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company In-Bound Licenses”) pursuant to which a third party authorizes Seller or the Company to use, practice any rights under, or grant sublicenses with respect to, any Intellectual Property owned by such third party, including the incorporation of any such Intellectual Property into the Company’s products and, with respect to each Company In-Bound License, whether Company In-Bound License is exclusive or nonexclusive; provided, however, that Seller Disclosure Schedule is not required to list Company In-Bound Licenses that consist solely of “shrink-wrap” and similar commercially available end-user licenses.

(c)          To Seller’s Knowledge, Section 2.18(c) of the Seller Disclosure Schedule lists all licenses, sublicenses and other Contracts (“Company Out-Bound Licenses”) pursuant to which the Company authorizes a third party to use, practice any rights under, or grant sublicenses with respect to, any Company Owned Intellectual Property or pursuant to which the Company or any of its Subsidiaries grants rights to use or practice any rights under any intellectual Property owned by a third party and, with respect to each Company Out-Bound License, whether Company Out-Bound License is exclusive or non-exclusive.

(d)          Except as may be specified in Section 2.18(d) of the Seller Disclosure Schedule, to Seller’s Knowledge each Company In-Bound License and each Company Out-Bound License is in full force and effect and valid and enforceable in accordance with its terms, and neither Seller nor the Company has violated any provision of, or committed or failed to perform any act which, with or without the giving of notice or lapse of time, or both, would constitute a default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company In-Bound License or Company Out-Bound License, and the Company has not given or received notice to or from any Person relating to any such alleged or potential default that has not been cured.

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(e)          Except as may be specified in Section 2.18(e) of the Seller Disclosure Schedule, to Seller’s Knowledge the Company (i) exclusively owns the entire right, interest and title to all Intellectual Property that is used in or necessary for the businesses of the Company as they are currently conducted free and clear of Liens (including the design, manufacture, license and sale of all products currently under development or in production), or (ii) otherwise rightfully use or otherwise enjoy such Intellectual Property pursuant to the terms of a valid and enforceable Company In-Bound License that is listed in Seller Disclosure Schedule or that is a “shrink-wrap” or similar commercially available end-user license. To Seller’s Knowledge, Company-Owned Intellectual Property, together with the Company’s rights under Company In-Bound Licenses listed in Section 2.18(b) of the Seller Disclosure Schedule or that are “shrink-wrap” and similar commercially available end-user licenses (collectively, the “Company Intellectual Property”), constitutes all the Intellectual Property used in or necessary for the operation of the Company’s businesses as they are currently conducted.

(f)          Except as may be specified in Section 2.18(f) of the Seller Disclosure Schedule, to Seller’s Knowledge (i) all registration, maintenance and renewal fees related to Patents, Marks, Copyrights and any other certifications, filings or registrations that are owned by the Company (collectively, “Company Registered Intellectual Property”) that are currently due have been paid and all documents and certificates related to such Company Registered Intellectual Property have been filed with the relevant Governmental Authority or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, (ii) all Company Registered Intellectual Property is in good standing, held in compliance with all applicable legal requirements and enforceable by the Company, and (iii) all Patents that have been issued to the Company are valid.

(g)          Except as may be specified in Section 2.18(g) of the Seller Disclosure Schedule, neither the Seller nor the Company are aware of any challenges (or any basis therefor) with respect to the validity or enforceability of any Company Intellectual Property. Neither the Seller nor the Company have taken any action or, to Seller’s Knowledge, failed to take any action that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Company Intellectual Property. Section 2.18(g) of the Seller Disclosure Schedule lists all previously held Company Registered Intellectual Property that the Company has abandoned, cancelled, forfeited or relinquished during the 12 months preceding the date of this Agreement.

(h)          Except as may be specified in Section 2.18(h) of the Seller Disclosure Schedule, to Seller’s Knowledge (i) none of the products or services currently or formerly developed manufactured, sold, distributed, provided, shipped or licensed, by the Company, or which are currently under development, has infringed or infringes upon, or otherwise unlawfully used or uses, the Intellectual Property Rights of any third party, (ii) the Company, by conducting its business as currently conducted, has not infringed or infringes upon, or otherwise unlawfully used or uses, any Intellectual Property Rights of a third party, (iii) the Company has not received any communication alleging that the Seller or the Company or any of their respective products, services, activities or operations infringe upon or otherwise unlawfully use any Intellectual Property Rights of a third party nor is there any basis therefor, (iv) no Proceeding has been instituted or threatened, relating to any Intellectual Property formerly or currently used by the Company and none of the Company Intellectual Property is subject to any outstanding Order, and (v) no Person has infringed or is infringing any Intellectual Property Rights of the Company or has otherwise misappropriated or is otherwise misappropriating any Company Intellectual Property.

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(i)          With respect to the Company’s Proprietary Information, to Seller’s Knowledge the documentation relating thereto is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of persons other than Seller. Without limiting the generality of the foregoing, any material Proprietary Information of the Company (other than Proprietary Information that is covered by an issued Patent) is to the Seller’s Knowledge, not part of the public knowledge and has not been used or divulged for the benefit of any Person other than the Company.

(j)          To Seller’s Knowledge, except as set forth in Seller Disclosure Schedule 2.18(j), all current and former employees, consultants or contractors, who have (i) performed services for or (ii) provided products to the Company, who have received confidential or proprietary information from the Company, have executed appropriate confidentiality, noncompete, non-solicitation agreements in favor of the Company and/or its Subsidiaries. To Seller’s Knowledge, no employee, consultant or contractor of the Company or any of its Subsidiaries has been or is performing services for the Company or Subsidiary, in violation of any term of any employment, invention disclosure or assignment, confidentiality, noncompetition agreement or other restrictive covenant or any Order as a result of such employee’s, consultant’s or independent contractor’s employment by the Company or any services rendered by such employee, consultant or independent contractor.

(k)          To Seller’s Knowledge, the execution and delivery of this Agreement and the other Operative Agreements by the Company does not, and the consummation of the transactions contemplated by this Agreement (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, result in the loss or impairment of, or give rise to any right of any third party to terminate or reprice or otherwise renegotiate any of the Company’s rights to own any of its Intellectual Property or its respective rights under any Company Out-Bound License or Company In-Bound License, nor require the consent of any Governmental Authority or other third party in respect of any such Intellectual Property.

(l)          Software.

i.            To Seller’s Knowledge, the Software owned, or purported to be owned by the Company (collectively, the “Company-Owned Software”), has been either (A) developed by employees of the Company within the scope of their employment by the Company, (B) developed by independent contractors who have assigned all of their right, title and interest therein to the Company pursuant to written Contracts, or (C) otherwise acquired by the Company from a third party pursuant to a written Contract in which such third party assigns all of its right, title and interest therein. To Seller’s Knowledge, no Company-Owned Software contains any programming code, documentation or other materials or development environments that embody Intellectual Property Rights of any Person other than the Company, other than such materials obtained by the Company from other Persons who make such materials generally available to all interested Persons or end-users on standard commercial terms.

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ii.         To Seller’s Knowledge, each of the Company’s existing and currently supported and marketed Software (including Software-embedded) products performs, in all material respects, the functions described in any agreed specifications or end-user documentation or other information provided to customers of the Company on which such customers relied when licensing or otherwise acquiring such products, subject only to routine bugs and errors that can be corrected promptly by the Company in the course of providing customer support without further liability to the Company, and all of the code of such products has been developed in a manner that meets common industry practice, including the use of regression test and release procedures. To the Seller’s Knowledge, each of the Company’s existing and currently supported and marketed Software (including Software-embedded) products is free of all viruses, worms, Trojan horses and material known Contaminants and does not contain any bugs, errors, or problems in each case that would substantially disrupt its operation or have a substantial adverse impact on the operation of the Software.

iii.         To Seller’s Knowledge, the Company has taken all actions customary in the Software industry to document the Company-Owned Software and its operation, such that the materials comprising the Company-Owned Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

iv.         To Seller’s Knowledge, the Company has not exported or transmitted Software or other material in connection with the Company’s or such Subsidiaries’ business to any country to which such export or transmission is restricted by any applicable Law, without first having obtained all necessary and appropriate authorizations.

v.           To Seller’s Knowledge, all Company-Owned Software is free of any Disabling Code or Contaminants that may, or may be used to, access, modify, delete, damage or disable any systems or that may result in damage thereto. To Seller’s Knowledge, the Company has taken reasonable steps and implemented reasonable procedures to ensure that its and their internal computer systems used in connection with the Companies’ business are free from Disabling Codes and Contaminants. To Seller’s Knowledge, the Software licensed by the Company is free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable the systems of the Company or that might result in damage thereto. To Seller’s Knowledge, the Company has taken all reasonable steps to safeguard its systems and restrict unauthorized access thereto.

vi.         To Seller’s Knowledge, no Public Software: (A) forms part of any Company Intellectual Property; (B) was, or is, used in connection with the development of any Company-Owned Intellectual Property or any products or services developed or provided by the Company; or (C) was, or is, incorporated or distributed, in whole or in part, in conjunction with Company Intellectual Property.

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2.19         Material Contracts.

(a)          Seller has provided Buyer with the opportunity to review all of Seller’s Contracts, including Contracts not listed under Section 2.19(b); which Contracts may exceed 1500 in total number.

(b)          To the best of Seller’s knowledge, Section 2.19 of the Seller Disclosure Schedule contains a list of the following Contracts to which the Company is a party or is subject, or by which any of its assets are bound:

i.            for the purchase of products supplied by Company to Company customers, where (A) delivery to the customers will occur after a one (1) year period from the date of the Contract or (B) the Contract extends over a period of five (5) or more years.

ii.         for the purchase of materials, supplies, goods, services, equipment or other assets not for resale by the Company and that involve or would reasonably be expected to involve (A) annual payments by the Company of $5,000 or more, or (B) aggregate payments in any one calendar year by the Company of $5,000 or more;

iii.         that is an employment, consulting, termination or severance Contract that involves or would reasonably be expected to involve the payment of $5,000 or more by the Company following the date hereof, except for any such Contract that is terminable at-will by the Company without liability to the Companies;

iv.         that is a distribution, dealer, representative or sales agency Contract, other than Contracts entered into in the Ordinary Course of Business with distributors, representatives and sales agents that are cancelable without penalty on not more than 5 days’ notice and does not deviate in any material respect from the Company’s standard forms;

v.           that is a (A) Company Lease, or (B) Contract for the lease of personal property, in each case which provides for payments to or by the Company in any one case of $6,000 or more annually or $12,000 or more over the term of such Company Lease or lease;

vi.         that include a provision in the body of the Contract which provides for the indemnification by the Company of any Person, the undertaking by the Company to be responsible for consequential damages, or the assumption by the Company of any Tax, environmental or other Liability;

vii.         that is a note, debenture, bond, equipment trust, letter of credit, loan or other Contract for Indebtedness or lending of money (other than to employees for travel expenses in the Ordinary Course of Business) or Contract for a line of credit or guarantee, pledge or undertaking of the Indebtedness of any other Person;

viii.         for any capital expenditure or leasehold improvement in any one case in excess of $6,000 or any such Contracts in the aggregate greater than $12,000;

ix.         that restricts or purports to restrict the right of the Company or any of its Subsidiaries to engage in any line of business, acquire any property, develop or distribute any product or provide any service (including geographic restrictions) or to compete with any Person or granting any exclusive distribution rights, in any market, field or territory;

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x.         that is a partnership, joint venture, joint development or similar Contract;

xi.        that relates to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); and

xii.       that is a collective bargaining Contract or other Contract with any labor organization, union or association.

(c)          To Seller’s Knowledge, each Contract required to be listed in Schedule 2.19 of the Seller Disclosure Schedule is in full force and effect and valid and enforceable in accordance with its terms, except to the extent a failure to be in full force and effect and valid or enforceable in accordance with its terms would not have a Material Adverse Effect on the Company (collectively, the “Company Material Contracts”).

(d)          To Seller’s Knowledge, the Company is not, and no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Material Contract, and the Company has not given or received notice to or from any Person relating to any such alleged or potential default that has not been cured. To Seller’s Knowledge, prior to the signing of this Agreement by the Parties no event has occurred which with or without the giving of notice or lapse of time, or both, may conflict with or result in a violation or breach of, or give any Person the right to exercise any remedy under or accelerate the maturity or performance of, or cancel, terminate or modify, any Company Material Contract.

(e)          The Company has provided accurate and complete copies of each Company Material Contract to the Buyer.

(f)          Notwithstanding any other term of this Agreement, including but not limited to the foregoing provisions of this Section 2.19, Seller makes no express or implied representation or warranty as to whether or not any Government Contract of Company may require advance notice, subsequent notice, or consent regarding the execution or performance of this Agreement be given to any Person(s) (including but not limited to a counterparty to a Government Contract or to a public or private agency having supervisory authority over administration of a Government Contract) or the impact associated with failure to give such notice or obtain such consent.

2.20         Litigation. Except as may be specified in Section 2.20 of the Seller Disclosure Schedule, (i) there is no Proceeding pending or, to the Knowledge of Seller or the Company, threatened against the Company, which (a) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company, or (b) seeks to and is reasonably likely to significantly delay or prevent the consummation of this Agreement and the transactions contemplated hereunder, (ii) there is no Proceeding pending against any current or, to Seller’s Knowledge, former director or employee of the Company with respect to which the Company has or is reasonably likely to have an indemnification obligation, and (iii) To the knowledge of Seller, neither the Company nor any property or asset of the Company is in violation of any Order having, individually or in the aggregate, a Material Adverse Effect on the Company.

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2.21         Employee Benefit Plans.

(a)          To Seller’s Knowledge; Section 2.21(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all Benefit Plans sponsored, maintained or contributed to by the Company or any Company ERISA Affiliate, or with respect to which the Company, or any Company ERISA Affiliate otherwise has any present or future Liability (each, a “Company Benefit Plan”). A current, accurate and complete copy of each Company Benefit Plan has been provided to the Buyer. The Company does not have any intent or commitment to create any additional Company Benefit Plan or amend any Company Benefit Plan.

(b)          To Seller’s Knowledge, each Company Benefit Plan has been and is currently administered in compliance in all material respects with its constituent documents and with all reporting, disclosure and other requirements of ERISA and the Code applicable to such Company Benefit Plan. Each Company Benefit Plan that is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Company Pension Plan”), has been determined by the Internal Revenue Service to be so qualified and to Seller’s Knowledge no condition exists that would adversely affect any such determination. No Company Benefit Plan is a “defined benefit plan” as defined in Section 3(35) of ERISA.

(c)          To Seller’s Knowledge, neither the Company, nor any Company ERISA Affiliate nor any trustee or agent of any Company Benefit Plan has been or is currently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company, nor any Company ERISA Affiliate nor any trustee nor agent of any Company Benefit Plan to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

(d)          To Seller’s Knowledge, there is no event or condition existing which could be deemed a “reportable event” (within the meaning of Section 4043 of ERISA) with respect to which the 30 day notice requirement has not been waived. To Seller’s Knowledge, no condition exists which could subject the Company to a penalty under Section 4071 of ERISA.

(e)          Neither of the Company, nor any Company ERISA Affiliate is, or has been, party to any “multi-employer plan,” as that term is defined in Section 3(37) of ERISA.

(f)          To Seller’s Knowledge, true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Company Benefit Plan (if any such report was required by applicable Law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Company Pension Plan have been provided to the Buyer.

(g)          With respect to each Company Benefit Plan, there are no Proceedings (other than routine claims for benefits in the ordinary course) pending or, to Seller’s Knowledge, threatened against any Company Benefit Plan, the Company, any Company ERISA Affiliate or any trustee or agent of any Company Benefit Plan.

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(h)          To Seller’s Knowledge, with respect to each Company Benefit Plan to which the Company, or any Company ERISA Affiliate is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Company Benefit Plan complies, and in each case has complied, in all material respects with all applicable requirements of Section 4980B of the Code.

(i)          To Seller’s Knowledge, full payment has been made of all amounts which the Company or any Company ERISA Affiliate was required to have paid as a contribution to any Company Benefit Plan as of the last day of the most recent fiscal year of each of the Benefit Plans ended prior to the date of this Agreement, and no Company Benefit Plan has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Company Benefit Plan ended prior to the date of this Agreement.

(j)          To Seller’s Knowledge, each Company Benefit Plan is, and its administration is and has been during the 6 year period preceding the date of this Agreement, in all material respects in compliance with, and no Company, or any Company ERISA Affiliate has received any claim or notice that any such Company Benefit Plan is not in material compliance with, all applicable Laws and Orders and prohibited transaction exemptions, including to the extent applicable, the requirements of ERISA.

(k)          To Seller’s Knowledge, neither the Company nor any Company ERISA Affiliate is in default in any material respect in performing any of its contractual obligations under any Company Benefit Plans or any related trust agreement or insurance contract.

(l)          To Seller’s Knowledge, there are no material outstanding Liabilities of any Company Benefit Plan other than Liabilities for benefits to be paid to participants in any Company Benefit Plan and their beneficiaries in accordance with the terms of such Company Benefit Plan.

(m)          Subject to ERISA and the Code, to Seller’s Knowledge, each Company Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company, or a Company ERISA Affiliate at any time without liability.

(n)          No Company Benefit Plan other than a Company Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

(o)          The consummation of this Agreement and the transactions contemplated hereunder will not (either alone or in conjunction with any other event) to Seller’s Knowledge (i) entitle any current or former director, employee, contractor or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, employee, contractor or consultant, or result in the payment of any other benefits to any Person or the forgiveness of any Indebtedness of any Person, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) result in the payment or series of payments by the Company or any of its Affiliates to any person of an “excess parachute payment” within the meaning of Section 280G of the Code.

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(p)          To Seller’s Knowledge, with respect to each Company Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company or any Company ERISA Affiliate under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(q)          To Seller’s Knowledge, each Company Benefit Plan that constitutes a “welfare benefit plan,” within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company or any Company ERISA Affiliate as deductions under any provision of the Code, is in compliance in all material respects with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would to Seller’s Knowledge result in the imposition of a tax under Section 4976(a) of the Code. To Seller’s Knowledge, all welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

(r)          The Company does not have in place any Company Benefit Plans covering employees of the Company outside of the United States.

2.22         Labor and Employment Matters.

(a)          The Company is not a party or subject to any labor union or collective bargaining Contract. There have not been since the Company began operations and there are not pending or to Seller’s Knowledge threatened any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company. There is no unfair labor practice, charge or complaint pending, unresolved or, to the Seller’s Knowledge, threatened before the National Labor Relations Board. No event has occurred or to Seller’s Knowledge circumstance exist that may provide the basis of any work stoppage or other labor dispute.

(b)          To Seller’s Knowledge, the Company has complied in all material respects with each, and is not in violation in any material respect of any, Law relating to anti-discrimination and equal employment opportunities and there are, and have been, no material violations of any other Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. To Seller’s Knowledge, the Company has filed all reports, information and notices required under any Law respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person, and will timely file prior to Closing all such reports, information and notices required by any Law to be given prior to Closing.

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(c)          To Seller’s Knowledge, the Company has paid or properly accrued in the Ordinary Course of Business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

(d)          The Company is not a party to any Contract which restricts the Company from relocating, closing or terminating any of its operations or facilities or any portion thereof. The Company has not effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) or (ii) a “mass lay-off’ (as defined in the WARN Act), in either case affecting any site of employment or facility of the Company, except in accordance with the WARN Act. The consummation of this Agreement and the transactions contemplated hereunder will not create Liability for any act by the Company on or prior to the Closing Date under the WARN Act or any other Law respecting reductions in force or the impact on employees on plant closings or sales of businesses.

2.23         Environmental.

(a)          To Seller’s Knowledge, the Company has secured, and is in compliance in all material respects with, all Environmental Permits required in connection with its operations and the Real Property. Each Environmental Permit, together with the name of the Governmental Authority issuing such Environmental Permit, is set forth in Section 2.23(a) of Seller Disclosure Schedule. To Seller’s Knowledge, all such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of this Agreement or the transactions contemplated hereunder. To Seller’s Knowledge, the Company has been, and is currently, in compliance in all material respects with all Environmental Laws. The Company has not received any notice alleging that the Company is not in such compliance with Environmental Laws.

(b)          There are no past, pending or, to Seller’s Knowledge, threatened Environmental Actions against or affecting the Company, and the Company is not aware of any facts or circumstances which could be expected to form the basis for any Environmental Action against the Company.

(c)          The Company has not entered into or agreed to any Order, and the Company is not subject to any Order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

(d)          No Lien has been attached to, or asserted against, the assets, property or rights of the Company pursuant to any Environmental Law, and, to the Seller’s Knowledge, no such Lien has been threatened. To Seller’s Knowledge, there are no facts, circumstances or other conditions that could be expected to give rise to any Liens on or affecting any Real Property.

(e)          To Seller’s Knowledge, there has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries. To Seller’s Knowledge, no Hazardous Substances are present in, on, about or migrating to or from any Real Property that could be expected to give rise to an Environmental Action against the Company.

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(f)          The Company has not received a CERCLA 104(e) information request nor has the Company been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state Law. The Company has not received an analogous notice or request from any non-U.S. Governmental Authority.

(g)          To Seller’s Knowledge, there are no above-ground tanks or underground storage tanks on, under or about the Real Property. To Seller’s Knowledge, any aboveground or underground tanks previously situated on the Real Property or any other property currently or formerly owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

(h)          To Seller’s Knowledge, there are no PCBs leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs. To Seller’s Knowledge, there is no asbestos containing material or lead-based paint containing materials in at, on, under or within the Real Property.

(i)          The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

(j)          None of the Real Property is an Environmental Clean-up Site.

(k)          The Company has provided to the Buyer true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company.

2.24         Related Party Transactions. Except for those transactions specifically set forth on Section 2.24 of Seller Disclosure Schedule, there are no Contracts of any kind, written or oral, entered into by the Company with, or for the benefit of, any officer, director or stockholder of the Company, except for (a) employment agreements, indemnification agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the Ordinary Course of Business) and copies of which have been provided to the Buyer and are listed in Section 2.24 of Seller Disclosure Schedule, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, (c) amounts paid pursuant to Company Benefit Plans of which copies have been provided to the Buyer. To Seller’s Knowledge, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship, or with any firm or corporation that competes with the Company (other than ownership of securities in a publicly-traded company representing less than one percent of the outstanding stock of such company). No officer or director of the Company or member of his or her immediate family or greater than 5% stockholder of the Company or, to Seller’s Knowledge, any employee of the Company is directly or indirectly interested in any Company Material Contract.

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2.25         Insurance. Section 2.25 of Seller Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

(a)          the name, address, and telephone number of the agent;

(b)          the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c)          the policy number and the period of coverage;

(d)          the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e)          a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy, and to Seller’s Knowledge: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Company, or any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Section 2.25 of the Seller Disclosure Schedule describes any material self-insurance arrangements affecting the Company or any of its Subsidiaries.

2.26         Absence of Certain Changes or Events. Since December 31, 2015, except as may be contemplated by, or disclosed pursuant to, this Agreement, including Section 2.26 of the Seller Disclosure Schedule:

(a)          to Seller’s Knowledge there has not been any event or events (whether or not covered by insurance), individually or in the aggregate, which have had a Material Adverse Effect on the Company, including without limitation the imposition of any security interests on any of the assets of the Company;

(b)          there have not been any amendments or other modifications to the articles of incorporation or bylaws of the Company;

(c)          there has not been any entry by the Company into any commitment or transaction material to the Company, except in the Ordinary Course of Business and consistent with past practice, including without limitation any (i) borrowings or the issuance of any guaranties, (ii) any capital expenditures in excess of $6,000, or (iii) any grant of any increase in the base compensation payable, or any loans, to any directors, officers or employees;

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(d)          there has not been, other than pursuant to the Plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the Ordinary Course of Business consistent with past practice.

(e)          there have not been any material changes by the Company or Seller in the Company’s accounting methods, principles or practices;

(f)          except as provided in Section 4.5, the Company has not declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of its securities;

(g)          the Company has not split, combined or reclassified any of its securities, or issued, or authorized for issuance, any securities;

(h)          there has not been any material damage, destruction or loss with respect to the property and assets of the Company, whether or not covered by insurance;

(i)          there has not been any revaluation of the Company or any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the Ordinary Course of Business consistent with past practice; and

(j)          the Company has not agreed, whether in writing or otherwise, to do any of the foregoing.

2.27         Solvency. No Order has been made, petition presented, or resolution passed for the winding up (or other process whereby the business is terminated and the assets of the subject company are distributed among its creditors and/or shareholders) of the Company. There are no cases or Proceedings of any kind pending under any applicable insolvency, reorganization or similar Law in any jurisdiction where the Company is a debtors, and to Seller’s Knowledge no circumstances exist which, under applicable Law, would justify any such cases or Proceedings. No receiver or trustee has been appointed with respect to all or any portion of the Company business or assets.

2.28         Brokers or Finders. Except as set forth in Section 2.28 of Seller Disclosure Schedule, the Company has no liability of any kind to, and is not subject to any claim of, any broker, finder or agent in connection with the purchase and sale of the Stock contemplated by this Agreement.

2.29         No Illegal Payments. To Seller’s Knowledge, neither the Company nor any Affiliate, officer, agent or employee thereof, directly or indirectly, has, on behalf of or with respect to the Company, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, or any such officer or employee thereof should reasonably have known, were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any material transactions or payments which are not recorded in its accounting books and records, or (e) had any off-book bank or cash accounts or “slush funds.”

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2.30         Information Supplied. To Seller’s Knowledge, none of the information furnished or to be furnished by or on behalf of the Company for inclusion or incorporation by reference in the disclosure that will be made to OTC Markets in providing “current information” in connection with this Agreement will, as of the time furnished, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.31         Compliance with Securities Laws. To the Seller’s Knowledge, except to the extent as would not have a Material Adverse Effect, individually or in the aggregate, on the Company or any of its Subsidiaries, the sale and issuance by the Company and any of its Subsidiaries of all securities to date were made and completed in substantial compliance with all applicable state, federal and, if applicable, foreign securities Laws.

2.32         Powers of Attorney. To the Knowledge of the Seller and the Company, there are no material outstanding powers of attorney executed on behalf of or affecting the Company.

2.33         Material Disclosures. To Seller’s Knowledge, no statement, representation or warranty made by the Seller or the Company in this Agreement, or in any certificate, statement, list, schedule or other document furnished or to be furnished to the Buyer hereunder, contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are or will be made, not misleading.

2.34         Change in Control. Except for Government Contracts, and except as may be set forth in Section 2.34 of the Seller Disclosure Schedule, neither the Seller nor the Company is a party to any Contract that contains a “change in control” or similar provision.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that as of the date hereof and as of the Closing Date:

3.1           Authority for Agreement. Buyer has full power and authority to execute, deliver, and perform this Agreement. The signing, delivery, and performance of this Agreement by Buyer is not prohibited or limited by, and will not result in the breach of or a default under, any provision of any agreement or instrument binding on Buyer, or of any applicable Order, writ, injunction, or decree of any court or governmental instrumentality. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general equitable principles.

3.2           Brokers or Finders. Buyer has no liability of any kind to, or is not subject to any claim of, any broker, finder or agent in connection with the purchase and sale of the Stock contemplated by this Agreement, with the exception of Leventis, LLC.

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3.3           Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or threatened against or involving Buyer which is likely to prevent or interfere with Buyer’s performance of this Agreement. Buyer is not subject to any judgment, order or decree that is likely to prevent or interfere with Buyer’s performance of this Agreement.

ARTICLE IV

OTHER AGREEMENTS AND COVENANTS

4.1           Seller’s Noncompete - Nonsolicitation. The parties hereto agree that Buyer is incurring substantial expenses and risks in purchasing the shares of Stock and that Buyer would not execute this Agreement without Seller’s agreement to accept and agree to the non-competition provisions contained in the Employment, Confidentiality, Non-Compete, and Intellectual Property Agreements (“Employment Agreements”), which are attached hereto as Exhibits C and D.

4.2           Access. Prior to Closing, Seller shall cause the Company to provide to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) during normal business hours of the Company, access to the offices, properties and business and financial records (including computer files, retrieval programs and similar documentation) of the Company to the extent Buyer shall deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Company or the Company’s operations as shall be reasonably requested. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. Following the Closing, the Buyer shall, in addition to Section 6.1, provide Seller reasonable access to Company’s books and records upon request and demonstration of need by Seller.

4.3           Ordinary Course. From the date of this Agreement to the earlier of Closing or termination of the Agreement (as defined in Section 7.1), the Company shall carry on its business in the ordinary course of business in all respects as is consistent with past practices and (a) shall use its commercially reasonable efforts to preserve intact its present business organizations and preserve its existing relationships with suppliers, employees and others having business dealings with it; (b) shall maintain in effect all material, federal, state and local licenses, permits and authorizations required for the Company to carry on its business; and (c) will not increase employees’ salaries, bonuses or benefits, or unnecessarily incur other expenses or liabilities.

4.4           Material Developments. Prior to Closing, Seller shall promptly notify Buyer in writing upon becoming aware of any material development affecting the Company, its assets and business, or any event or circumstance that could reasonably be expected to result in a material breach of, or inaccuracy in, any Seller representation or warranty in this Agreement.

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4.5           Company Distributions Prior to Closing.

(a)          At Closing, Company shall maintain total cash in the amount of $75,000. Seller is authorized to cause the Company to distribute to Seller all cash or cash equivalents in excess of this amount immediately prior to Closing.

(b)          In the event that on or before Closing one or more customers of Company have prepaid for the purchase of products ordered from Company, but the products have not been shipped by Company to the customer as of Closing, (i.e. customer has ordered product from Company, Company has received payment from the customer, but Company has not shipped the product to customer) the amount Company received as prepayment for the products shall be credited to Buyer. In the event that on or before Closing, Company has ordered products from Company vendors for sale to Company customers, where the vendor has charged Company’s credit card for the payment and Company has paid its credit card bill, but the product has not been invoiced or shipped by Company to the customer on or before the date of Closing, the amount Company prepaid for the product shall be credited to Seller.

(c)          Within thirty (30) days following the Closing Date, Seller will prepare a summary of the prepaid amount to be credited to Buyer under Section 4.5(b) and the prepaid amount to be credited to Seller under Section 4.5(b). Unless Buyer reasonably objects to the summary of prepaid amounts within forty-five (45) days following the Closing Date, the following shall take place immediately: if the amount to be credited to Buyer is greater than the amount to be credited to Seller, the difference shall be paid by Seller to Buyer. If the amount to be credited to Seller is greater than the amount to be credited to Buyer, the difference shall be paid from Buyer to Seller.

(d)          Notwithstanding the rights of Seller and Buyer under this Section 4.5. the Company will continue to pay its obligations in a timely manner and in the ordinary course of business; and as to the following regularly occurring continuing obligations that are due following closing: rent, payroll, and utilities, allowance shall be made for the payment of such obligations and either (i) additional cash shall be retained by the Company or (ii) the cash due to the Seller at Closing shall be reduced, in either case to allow such obligations to be pro-rated up to and including the Closing Date.

4.6           Additional Documents. Upon Buyer’s reasonable request after Closing, Seller will execute and deliver such further instruments of conveyance and transfer and take such further action as Buyer may reasonably request in order to convey and effectively transfer the Stock to Buyer.

4.7           Publicity. No public announcement of the Stock transaction shall be made prior to Closing, and no initial public announcement shall be made after Closing without the advance written consent of the Buyer.

4.8           Expenses. Buyer and Seller shall each pay their own expenses and fees, including attorneys’ fees, in connection with the Stock purchase and sale contemplated by this Agreement, whether or not the transaction is consummated.

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ARTICLE V

INDEMNIFICATION

5.1           Survival of Representations, Warranties and Covenants; Remedies.

(a)          Except as set forth below or as otherwise provided in this Agreement, the representations, warranties and covenants provided for in this Agreement shall survive the Closing for the benefit of the parties hereto and their successors and assigns until the earlier of (i) 60 days following expiration of the applicable statute of limitations or (ii) 18 months from the Closing Date; provided, however, that the representations and warranties contained in Sections 2.1, 2.5 and 3.1 shall survive the Closing Date indefinitely. The survival period of each representation, warranty and covenant as provided in this Section 5.1 is hereinafter referred to as the “Survival Period.”

(b)          Except where a court of competent jurisdiction determines that specific performance or injunctive relief is in order, indemnification as provided in Section 5.2 is the sole and exclusive remedy for any party arising out of or relating to this Agreement.

5.2           Indemnification.

(a)          Subject to the provisions of Sections 5.2(a)(i) and (ii), Seller shall indemnify and hold harmless the Buyer, and, after Closing, the Company, and each of their Affiliates, stockholders, officers, directors, employees, representatives, agents, attorneys and any person claiming by or through any of them (the “Buyer Indemnified Persons”) against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies including, reasonable attorney’s fees and other costs and expenses (but excluding any special exemplary, speculative, consequential or incidental damages, damages for lost profits or damages computed on a multiple of earnings, and excluding punitive damages but only to the extent that Buyer itself is not subject to such punitive damages claims) that are incurred in connection with any suit, action, claim or proceeding (the “Losses”) brought during the Survival Period and arising out of, resulting from or incurred in connection with (a) the breach by Seller of any representation, warranty or covenant or agreement to be performed by Seller under this Agreement, or (b) fraud on the part of Seller.

i.            With respect to Seller’s indemnification obligations pursuant to Section 5.2(a), Seller shall not have any indemnification obligation until the aggregate Losses by reason of all such breaches exceed $5,000 (the “Threshold”), after which point Seller will be obligated to indemnify the Buyer from and against the aggregate amount of all Losses in excess of the Threshold; provided, however, that the Threshold shall not apply to Losses arising out of, or related to, breaches of Sections 2.1, 2.5 or 3.1, claims or cause of action based upon fraud or any Tax liability.

ii.         With respect to Seller’s indemnification obligations pursuant to Section 5.2(a), the aggregate amount of all payments to which the Buyer Indemnified Persons shall be entitled in satisfaction of claims for indemnification shall in no event exceed $750,000 (the “Cap”); provided, however, that the cap for Losses arising out of, or related to, any of the following shall be $3,500,000: (i) breaches of representations and warranties contained in Sections 2.1, 2.5 or 3.1, (ii) claims of, or causes of action based upon, fraud, or (iii) any Tax liability.

STOCK PURCHASE AGREEMENT – 31

iii.         From and after the Closing, any indemnification to which Buyer is entitled under this Agreement shall be satisfied first from the obligations due under the Promissory Note. In the event the Promissory Note is insufficient to satisfy the amount of indemnifiable Losses, Seller shall be responsible for satisfying such remaining amount.

(b)          The Buyer shall indemnify and hold harmless Seller and its Affiliates, officers, directors, employees, agents, attorneys and representatives, and any person claiming by or through any of them, against and in respect of any and all Losses brought during the Survival Period and arising out of, resulting from or incurred in connection with (A) any breach of any representation, warranty or covenant made by the Buyer in this Agreement or to be performed by it under this Agreement, or (B) any fraud by the Buyer; and (C) any and all Losses arising out of, resulting from, or incurred in connection with the operation of the Company after Closing (excluding reduction in value of Drone USA stock or related, directly or indirectly to the Company’s status as a small business concern or certified woman owned small business).

(c)          Any person providing indemnification pursuant to the provisions of this Section 5.2 is hereinafter referred to as an “Indemnifying Party” and any Person entitled to be indemnified pursuant to the provisions of this Section 5.2 is hereinafter referred to as an “Indemnified Party.”

5.3 Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a “Third Party Claim”), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (iii) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (iv) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim described in clause (i) or (ii) or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Promptly following the final determination of any Third Party Claim, after exhausting all appeals if the matter was appealed, the Indemnifying Party shall pay any Losses to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party.

STOCK PURCHASE AGREEMENT – 32

5.4           Procedures for Inter-Party Claims. All claims for Losses or indemnification between the parties shall be made as set forth herein within the Survival Period. In the event that an Indemnified Party determines that it has a claim for Losses against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Losses. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Losses. Any disputed claims that cannot be resolved shall be resolved under the provisions of Section 7.8 of this Agreement. Promptly following the final determination, after exhausting all appeals if the matter could be and was appealed, of the amount of any Losses claimed by the Indemnified Party, the Indemnifying Party shall pay such Losses to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest.

5.5           Insurance Proceeds. The amount of Losses for which any Indemnified Party is entitled to indemnification under this Agreement shall be reduced by the amount of insurance proceeds actually received by any such Indemnified Party in respect of any such Losses (net of any applicable deductibles or similar costs of recovery and expenses incurred by and such Indemnified Party in connection with recovering such insurance proceeds (such insurance proceeds, after such reductions, hereinafter referred to as the “Net Insurance Proceeds”)). In the event that any such insurance Proceeds are not received or realized, as applicable, by an Indemnified Party until after an indemnification claim has been paid hereunder, then the amount of the Net Insurance Proceeds, as the case may be, will be applied first, to refund any payments made by an Indemnifying Party which would not have been paid had such recovery been made or such benefit been realized, as applicable, prior to payment and, second, any excess to the Indemnified Party.

ARTICLE VI

TAX MATTERS

6.1           Responsibility for Filing Tax Returns. The Company shall prepare and file all Company tax returns that are due on or prior to the Closing Date. The Seller, on or prior to the Closing, shall pay all taxes payable with respect to such tax returns. Seller, at Seller’s cost and expense, shall cause to be prepared on behalf of the Company the IRS Form 1120S (and any comparable state and local S corporation income tax returns) for all taxable years ending prior to and on the Closing Date (collectively “S Corporation Returns”). Buyer shall make the Company’s books and records available to Seller or their representatives for this purpose at all reasonable times. Buyer shall cause the Company to prepare and file all other tax returns of the Company that are due after the Closing Date at Buyer’s expense, and Buyer shall insure that the Company pays all taxes payable with respect to such tax returns.

STOCK PURCHASE AGREEMENT – 33

6.2           Interim Closing of Books. Buyer and Seller agree that an election under Section 1377(a)(2) of the Code shall be filed with the Company’s relevant short-year S corporation return, if any, so that Seller will include in his individual income tax return, his share of the Company’s income, gain, loss, deduction or credit items for the taxable period commencing January 1, 2016 and ending at the close of business on the Closing Date. Buyer shall be responsible for any and all Taxes after the Closing Date and shall be responsible for any and all Taxes related to the termination of Company’s S Election as of the Closing Date.

6.3           Cooperation. Buyer and Seller shall fully cooperate, as and to the extent reasonably requested by the other party, in connection with any tax audit, litigation or other proceeding with respect to Company’s taxes. The party requesting such cooperation shall pay the reasonable out-of-pocket expenses of the other party.

ARTICLE VII
MISCELLANEOUS

7.1           Termination of Agreement. This Agreement shall terminate on August 12, 2016, unless the Closing occurs pursuant to Section 1.5 on or before that date, or the Closing is extended beyond August 12, 2016, upon the mutual written consent of all the parties.

7.2           Amendment. The parties hereto may, by mutual agreement, in writing, amend this Agreement in any respect.

7.3           Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage paid. All notices, requests, consents and other communications hereunder shall be deemed to have been received (i) if by hand, at the time of delivery thereof to the receiving party at the address of such party set forth below, (ii) if sent by overnight courier, on the day such notice is delivered by the courier service, or (iii) if sent by registered or certified mail, on the 3rd Business Day following the day such mailing is made.

Notices shall be addressed as follows:

If to the Buyer, to:	Michael Bannon, CEO Drone USA, LLC 140 Broadway, Suite 4614 New York, NY 10005

STOCK PURCHASE AGREEMENT – 34

With Copies To:	Peder K. Davisson, Esq. Davisson & Associates, PA 4124 Quebec Avenue North, Suite 306 Minneapolis, MN 55427 (763) 355-5678 pederd@davissonpa.com

If to Seller, to:	Paul C. Joy and Kathryn B. Joy 2747 NW 32nd Avenue Camas, WA 98607

With Copies To:	William C. Dudley, Esq. Landerholm P.S. 805 Broadway Suite 1000 Vancouver, WA 98660 (360) 696-3312 William.dudley@landerholm.com

7.4           Entirety of Agreement. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings between the parties, which shall hereafter be without force and effect.

7.5           Persons Bound by Agreement. The conditions, terms, provisions, and covenants contained in this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns.

7.6           Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement, but, in making proof hereof, it shall never be necessary to exhibit more than one such counterpart. Facsimile signatures or signatures by PDF or comparable format shall be acceptable.

7.7           Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington without reference to principles of conflicts of laws.

7.8           Jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State or Federal Courts located in the state of Washington. Each of the parties hereto waives to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non-conveniens or to object to venue to the extent any proceeding is brought in accordance with this section relating to this Agreement. In any action brought by a party under this Section 7.8, the successful party shall be entitled to reimbursement from the other party for all costs involved in such action, including reasonable attorneys’ fees.

STOCK PURCHASE AGREEMENT – 35

7.9           Certain Definitions. For purposes of this Agreement, the following terms, in their capitalized forms, shall have the correspondingly ascribed meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled By, or is Under Common Control With, such specified Person.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Authority or pursuant to any Law.

“Beneficial Owner” with respect to any shares means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates or any Person with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

“Benefit Plan” means any “employee benefit plan” as defined in 3(3) of ERISA, including any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Section 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan (as defined in ERISA Section 3(37)), (d) Employee Welfare Benefit Plan (as defined in ERISA Section 3(1)) or material fringe benefit plan or program, or (e) stock purchase, stock option, severance pay, employment, change-in-control, vacation pay, company awards, salary continuation, sick leave, excess benefit, bonus or other incentive compensation, life insurance, or other employee benefit plan, contract, program, policy or other arrangement, whether or not subject to ERISA.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day other than Saturday, Sunday or other day on which banks located in New York City are required or authorized by Law to close.

“Calculation Period” means each of the calendar years ending December 31, 2016 and December 31, 2017 respectively.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

STOCK PURCHASE AGREEMENT – 36

“Company ERISA Affiliate” means any entity which is a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliated services group” with, the Company or any of its Subsidiaries, as defined in Section 414(b), (c), (m) or (o) of the Code.

“Company Gross Profit” means the gross profit (total income less cost of goods sold) of the Company determined consistent with historical practices of the Company and the most recent Company Income Statements.

“Contaminant” means, in relation to any Software, any virus or other intentionally created, undocumented contaminant.

“Contract” means any currently existing agreement, contract, license, lease, commitment, arrangement or understanding, written or oral, including any sales order and purchase order.

“Control” (including the terms “Controlled By” and “Under Common Control With”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.

“Copyrights” means registered and unregistered copyrights in both published and unpublished works.

“Disabling Codes” means, with respect to any Software, any disabling codes or related instructions.

“Environment” means all air, surface water, groundwater, land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

“Environmental Action” means any Proceeding brought or threatened under any Environmental Law or otherwise asserting the incurrence of Environmental Liabilities.

“Environmental Clean-Up Site” means any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened Proceeding related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

“Environmental Laws” means any and all applicable Laws and Authorizations issued, promulgated or entered into by any Governmental Authority relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: CERCLA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; RCRA; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local Law, and any non-U.S. Laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

STOCK PURCHASE AGREEMENT – 37

“Environmental Liabilities” means, with respect to any party, Liabilities arising out of (A) the ownership or operation of the business of such party or any of its Subsidiaries, or (B) the ownership, operation or condition of the Real Property or any other real property currently or formerly owned, operated or leased by such party or any of its Subsidiaries, in each case to the extent based upon or arising out of (i) Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, (iii) a Release of any Hazardous Substance, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

“Environmental Permit” means any Authorization under Environmental Law, and includes any and all Orders issued or entered into by a Governmental Authority under Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Government Contracts” means any Contract or transaction (a) between the Company and a Government Authority or (b) entered into by the Company as a subcontractor in connection with a contract between another Person and a Government Authority.

“Hazardous Substances” means all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

STOCK PURCHASE AGREEMENT – 38

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money, (b) any obligations evidenced by bonds, debentures, notes or other similar instruments, (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current Liabilities arising in the Ordinary Course of Business, (d) any obligations as lessee under capitalized leases, (e) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (f) any obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities, and (g) any guaranty of any of the foregoing.

“Intellectual Property” means: (i) Proprietary Information; (ii) trademarks and service marks (whether or not registered), trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith; (iii) documentation, advertising copy, marketing materials, web-sites, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by Copyright; (iv) Software; and (v) Intellectual Property Rights, including all Patents, Copyrights, Marks, trade secret rights, mask works, moral rights or other literary property or authors rights, and all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

“Intellectual Property Rights” means all forms of legal rights and protections that may be obtained for, or may pertain to, any Intellectual Property in any country of the world.

“Knowledge” of a given party (or any similar phrase) means, with respect to any fact or matter, the actual knowledge of such Person or in the event such Person is other than an individual, the actual knowledge of the directors and management of such party and each of its Subsidiaries.

“Law” means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Authority.

“Liability” or “Liabilities” means any liability, Indebtedness or obligation of any kind, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether secured or unsecured, whether joint or several, whether due or to become due, whether vested or unvested, including any liability for Taxes.

“Liens” means any liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

STOCK PURCHASE AGREEMENT – 39

“Marks” means trademarks, service marks and other proprietary indicia (whether or not registered).

“Material Adverse Effect” means, with respect to any Person, any state of facts, development, event, circumstance, condition, occurrence or effect that, individually or taken collectively with all other preceding facts, developments, events, circumstances, conditions, occurrences or effects (a) is materially adverse to the condition (financial or otherwise), business, operations or results of operations of such Person, (b) impairs the ability of such Person to perform its obligations under this Agreement.

“Operative Agreements” means, collectively, this Agreement, the Promissory Note, the Security Agreements, the Bleed-Out Agreement, and the Employment Agreements.

“Order” means any award, injunction, judgment, decree, stay, order, ruling, subpoena or verdict, or other decision entered, issued or rendered by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Patents” means letters patent, patent applications, provisional patents, design patents, PCT filings, invention disclosures and other rights to inventions or designs.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCBs” means polychlorinated biphenyls.

“Permitted Liens and Liabilities” means, with respect to any party, (i) Liens for current real or personal property taxes not yet due and payable and with respect to which such party maintains adequate reserves, (ii) workers’, carriers’ and mechanics’ or other like Liens incurred in the Ordinary Course of Business with respect to which payment is not due and that do not impair the conduct of such party’s or any of its Subsidiaries’ business in any material respect or the present or proposed use of the affected property, (iii) Liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect, and (iv) the accepted liabilities of the Company.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, Governmental Authority, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), or any political subdivision, agency or instrumentality of a Governmental Authority, or any other entity or body.

“Proceeding” or “Proceedings” means any actions, suits, claims, hearings, arbitrations, mediations, Proceedings (public or private) or governmental investigations that have been brought by any governmental authority or any other Person.

STOCK PURCHASE AGREEMENT – 40

“Proprietary Information” means, collectively, inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know-how, source code, product road maps and other proprietary information and materials.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software or similar licensing or distribution models, including Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License or Lesser/Library GPL; (ii) Mozilla Public License; (iii) Netscape Public License; (iv) Sun Community Source/ Industry Standard License; (v) BSD License; and (vi) Apache License.

“RCRA” means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Software” means, collectively, computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, design documents, flow-charts, user manuals and training materials relating thereto and any translations thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (a) such party or any subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such party and/or by any one or more of its subsidiaries.

“Systems” means, in relation to any Person, any of the hardware, software, databases or embedded control systems thereof.

“Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental (including taxes under Code §59A), profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

STOCK PURCHASE AGREEMENT – 41

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to any Tax.

“$” means United States dollars.

[signatures on following page]

STOCK PURCHASE AGREEMENT – 42

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective August 4, 2016.

BUYER:

DRONE USA, LLC

/s/ Michael Bannon
Michael Bannon, President

SELLER:

Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9, 2003

/s/ Paul Charles Joy, II
Paul Charles Joy, II, Trustee

Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9, 2003

/s/ Kathryn Blake Joy
Kathryn Blake Joy, Trustee

HOWCO DISTRIBUTING CO.

/s/ Paul Charles Joy, II
Paul Charles Joy, II, Vice President

/s/ Kathryn Blake Joy
Kathryn Blake Joy, President

STOCK PURCHASE AGREEMENT – i

SELLER DISCLOSURE SCHEDULE

See attached.

SELLER DISCLOSURE SCHEDULE – 1

SELLER DISCLOSURE SCHEDULE

Section 2.1

Equity or Similar Interests owned by Company

None.

Section 2.4(a)

Options, Warrants, or Other Equity Interests

None.

Section 2.4(c)

Other Voting Rights

None.

Section 2.6

Required Company Consent

1.          Government Contracts - to be determined by Buyer.

2.          Real Property Lease - consent of Landlord.

Section 2.6(iii)

Resulting Breaches, Defaults, Liens, or Other Encumbrances

1.          Government Contracts - to be determined by Buyer.

2.          Real Property Lease - consent of Landlord.

Section 2.7(a)

Law, Permits, and Other Authorizations

None.

Section 2.8

Financial Statements

See attached.

Section 2.9

Uncollectible Accounts Receivable

None.

SELLER DISCLOSURE SCHEDULE - 2

Section 2.10

Other Material Liabilities

None.

Section 2.11(a)

Tax Matters

None.

Section 2.11(b)

Tax Withholding and Reporting

None.

Section 2.11(c)

Tax Filing Extensions or Waivers of Statute of Limitations

None.

SELLER DISCLOSURE SCHEDULE - 3

Section 2.11(d)

Tax Returns Under Audit

None.

Section 2.11 (e)

Tax Filing Jurisdictions

1.	Washington and Federal.

Section 2.11(k)

Disqualified Individuals

None.

Section 2.11(1)

Amounts in Excess of Reserve for Tax Liability

None.

SELLER DISCLOSURE SCHEDULE - 4

Section 2.14

Non-Merchantable or Unfit Inventory

None.

Section 2.15

Non-Conforming Products

None.

Section 2.17(a)

Company-Owned Real Property and Company-Leased Real Property

1.	Real Property Lease between Steve Strong dba Creekside Business Park as Lessor, and Howco Distributing Company as Lessee, dated April 28, 2009 for space commonly known as 6025 East 18th Street, Vancouver, Washington, 98661 (a copy of which has been provided to Buyer).

Section 2.18(a)

Company-Owned Intellectual Property

None.

SELLER DISCLOSURE SCHEDULE - 5

Section 2.18(b)

Company in-Bound Licenses

None.

Section 2.18(c)

Company Out-Bound Licenses

None.

Section 2.18(d)

Invalidity, Unenforceability or Violations of
Company In-Bound Licenses or Company Out-Bound Licenses

None.

Section 2.18(e)

Exceptions to Intellectual Property Ownership or Rightful Use

None.

SELLER DISCLOSURE SCHEDULE - 6

Section 2.18(f)

Exceptions to Company Registered Intellectual Property
Registration, Maintenance, Renewal, Good Standing, Compliance, and Validity

None.

Section 2.18(g)

Challenges to Validity or Enforceability of Company Intellectual Property;
Actions Impacting Enforceability of Company Intellectual Property

None.

Section 2.18(h)

Actual, Potential, or Alleged Infringement

None.

Section 2.18(j)

Exceptions to Employee/Contractor
Confidentiality, Non-Compete, and Non-Solicitation Agreements

None.

SELLER DISCLOSURE SCHEDULE - 7

Section 2.19(b)

Company Material Contracts

1.	Real Property Lease
2.	Plan Advice and Consulting Program Services Agreement – Cetera Advisors, LLC
3.	Contract No. HSCG40-13-D-51006 (USCG Surface Forces Logistics Center)
4.	Contract No. SPE7MC-14-D-5013 (DLA Land and Maritime)
5.	Contract No. SPM7LX-11-D-9032 (Solicitation No. SPM7LX-09-R-0062)
6.	Contract No. SPE7L3-15-D-5019
7.	Contract No. SPE4A6-14-D-7025
8.	Contract No. SPE4A6-14-D-5751
9.	Contract No. SPE4A6-14-D-0100
10.	Contract No. SPM7MX-11-D-0088
11.	Contract No. SPE4A6-15-D-5260
12.	Contract No. SPE7LX-15-D-0148
13.	Contract No. SPE7MX-15-D-0113
14.	Contract No. SPE7MX-51-D-0090
15.	Contract No. SPE4A6-15-D-5943
16.	Contract No. SPE4A6-15-D-5466
17.	Contract No. SPE4A6-15-D-5524
18.	Contract No. SPE4A6-16-D-5018
19.	Contract No. SPE4A6-16-D-5112
20.	Contract No. SPE4A6-16-D-5134
21.	Contract No. SPE4A6-16-D-5827
22.	Contract No. SPE4A6-16-D-5824
23.	Contract No. SPM7LX-14-D-0025
24.	Contract No. SPM7MX-12-D-9001
25.	Associated Business Systems Maintenance Agreement
26.	Contract No. SPE4A6-15-X-0228
27.	Contract No. SPE4A6-16-D-5231
28.	Copier Lease
29.	Government Contracts

Section 2.20
Litigation

None.

SELLER DISCLOSURE SCHEDULE - 8

Section 2.21(a)

Benefit Plans

1.	Kaiser Medical/Dental plans.
2.	401(k) plan.
3.	Long Term Disability plan.

Section 2.23(a)

Environmental Permits

None.

Section 2.24
Related Party Transactions

None.

Section 2.25

Material Insurance Policies and Material Self-Insurance Arrangements

1.	Copies of current Insurance Policies attached.

SELLER DISCLOSURE SCHEDULE - 9

Section 2.26
Absence of Certain Changes or Events

1.	See Financial Statements for dividends/distributions.
2.	See Section 4.5 of the Agreement for pre-Closing distribution to Seller.

Section 2.28
Brokers or Finders

1.	Fees due by Company under Broker Agreement with Piper Group International, LLC, as amended. Will be paid by Seller, or paid by Company prior to Closing such that Company meets the requirements of Section 4.5 of the Agreement.

Section 2.34
Change in Control or Similar Provisions

1.	See Section 2.17(a) for Real Property Lease document. Must obtain approval for assignment/subletting of Lease Agreement from Lessor (Section 12 of Lease).

SELLER DISCLOSURE SCHEDULE - 10

EXHIBIT A

Promissory Note

See attached.

EXHIBIT A – 1

Promissory Note

$900,000	Vancouver, Washington

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

FOR VALUABLE CONSIDERATION RECEIVED, the undersigned, on behalf of Drone USA, LLC., a Delaware limited liability company, its affiliates, successors and assigns, (“Maker”), hereby promises to pay to Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9,2003, as amended and Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9,2003, as amended (collectively, the “Lender” or “Holder”) at Lender’s address at: 2747 NW 32nd Avenue, Camas, Washington 98607, or at any other place designed by the Lender hereof the principal sum of Nine Hundred Thousand Dollars ($900,000), (the “Principal Sum”) together with interest thereon as set forth below.

This Promissory Note (“Note”) is issued pursuant to the terms of that certain Stock Purchase agreement between Drone USA, LLC., a Delaware limited liability company and Lender of even date herewith (the “Stock Purchase Agreement”) pursuant to which Maker is purchasing one hundred percent of the issued and outstanding securities of Howco Distributing Co., a Washington corporation (the “Company”). All capitalized terms not otherwise defined herein shall have the definitions given to them in the Stock Purchase Agreement. The terms of the Stock Purchase Agreement shall govern in the event of any inconsistencies between this Note and the Stock Purchase Agreement.

1.           Maturity. This Note shall be payable on or before September 9th, 2017.

2.           Payment of Principal. The principal balance of Nine Hundred Thousand Dollars ($900,000) shall be paid on or before Maturity.

3.           Interest. Simple interest shall be paid on or before Maturity at a rate of Five and One Half Percent (5 1/2%) per annum based upon a three hundred sixty day (360) year. In the event of Maker’s default in any payment due hereunder for a period exceeding five (5) business days from the date such payment is due, interest shall accrue on the unpaid principal and interest at a rate of eight percent (8%) per annum.

4.           Prepayment. This Note may be prepaid in whole or in part at any time without penalty, provided that any such prepayment shall be applied first to accrued and unpaid interest with the remainder applied to reduction of principal.

5.           Security. This Note is secured by the collateral described in and referred to in the Security Agreements between the Maker and Holder and Company and Holder of even date herewith (the “Security Agreements”). The Holder is entitled to the benefits of the Security Agreements and reference is made thereto for a description of the rights and remedies of the Holder thereunder. Neither the reference to the Security Agreements nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with interest accrued thereon, when due.

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6.           Subordination. By accepting this Note, the Lender agrees that all payments on account of the indebtedness, liabilities and other obligations of the Maker to the Lender, including, without limitation, all amounts of principal, interest accrued hereon, and all other amounts payable by the Maker to the Lender under this Note or in connection herewith, and any liens or security interests securing this Note, shall be subordinated and subject in right of payment, to the extent and manner set forth herein, to the prior payment in full in cash or cash equivalents of indebtedness and other obligations of the Maker and its parent, under pre-existing and future financings not exceeding the total combined principal amount of $6,500,000 (inclusive of the debt financing made by the third party lender in connection with the initial cash payment under the Stock Purchase Agreement and any bank credit agreements or lines of credit) (collectively, the “Senior Debt”). Upon the incurrence by the Maker of new Senior Debt (the total of all Senior Debt not exceeding a combined principal amount of $6,500,000), the Maker shall provide written notice to the Lender within 30 days of the incurrence of such debt. The notice shall state the amount of such indebtedness and other obligations and that, subject to this Section 6, such indebtedness and other obligations will be senior to the debt evidenced by this Note. Lender agrees to timely execute and deliver any subordination agreement consistent with this Section 6 of this Note that may be required in connection with such Senior Debt. Notwithstanding the foregoing or any other provision of this Note, Lender shall be entitled to receive and retain all payments of principal and/or interest and/or costs or fees paid by Maker to Lender, which payments were received by Lender prior to Lender’s receipt of written notice of default from the holder(s) of any Senior Debt.

7.           Waiver. Maker waives demand, presentment, notice of nonpayment of dishonor, protest and notice of protest, and agrees that it shall continue to remain liable to pay the unpaid balance of the indebtedness evidenced by this Note as extended, renewed, or modified. Maker further agrees to pay all costs of collection, including attorney’s fees, in case any payment due hereunder shall not be made when due or other default occurs.

8.           Definitions. The following terms shall have the following meanings:

a.           an “Act of Bankruptcy” shall mean if (i) the Maker shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of all or a substantial part of Maker’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing any inability to pay such debts as they mature, or (6) make an assignment for the benefit of creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of Maker, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of Maker, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of Maker or of all or any substantial part of such Maker’s property, or (3) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

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b.           “Affiliate” shall mean any Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Maker of this Note, or (ii) five percent (5%) or more of the equity interest of which is held beneficially or of record by Maker of this Note.

c.           “Control” shall mean the possession, directly or indirectly, of the power to cause the direction of management and policies of a Person, whether through the ownership of voting securities or otherwise.

d.           “Person” shall mean any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

9.           Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

a.           The Maker shall fail to make when due, whether by acceleration or otherwise, any payment of principal of, or interest on, this Note when due; or

b.           The Maker shall fail to comply with any other material agreement, covenant, condition, provision or term contained in this Note, or the Security Agreement (and such failure shall not constitute an Event of Default under any of the other provisions hereof); or

c.           An Act of Bankruptcy shall occur; or

d.           A judgment or judgments for the payment of money in excess of the sum of $250,000 in the aggregate shall be rendered against Maker and Maker shall not pay or discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within such period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

e.           Any property of Maker shall be garnished or attached in any proceeding and such garnishment or attachment; or

f.            The maturity of any indebtedness of Maker (other than indebtedness under this Note) shall be accelerated, or Maker shall fail to pay any such indebtedness when due or, in the case of such indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing or permitting (any required notice having been given and grace period having expired) the lender of any such indebtedness or any trustee or other person acting on behalf of such lender to cause, such indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefore.

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10.         Remedies. If (a) any Event of Default described in paragraph 8(c) above shall occur, the outstanding unpaid principal balance of this Note, the accrued interest thereon and all other obligations of the Maker to the Lender shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may declare that the outstanding unpaid principal balance of this Note, the accrued and unpaid interest thereon and all other obligations of the Maker to the Lender to be forthwith due and payable, whereupon this Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding. In addition, upon any Event of Default, the Lender may exercise all rights and remedies under any other instrument, document or agreement in favor of the Lender, and enforce all rights and remedies under any applicable law.

11.         Representations, Warranties and Covenants. To induce the Lender to carry the balance due under the Stock Purchase Agreement as a Lender represented by this Note, the Maker hereby represents, warrants and covenants to the Lender:

a.           Organization, Standing, Etc. The Maker is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its businesses as now conducted, to enter into this Note and to perform its obligations under this Note.

b.           Authorization and Validity. The execution, delivery and performance by the Maker of the Note has been duly authorized by all necessary action by the Maker, and constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

c.           No Conflict; No Default. The execution, delivery and performance by the Maker of the Note will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Maker, (ii) violate or contravene any provisions of the Articles of Organization or Operating Agreement of the Maker, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Maker is a party or by which it or any of its properties may be bound or result in the creation of any lien on any asset of the Maker, other than liens in favor of the Lender. The Maker is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute a material adverse event.

d.           Notice Obligations. From the date of this Note and thereafter until the Maker’s obligations under this Note shall have been paid in full, unless the Lender shall otherwise expressly consent in writing, the Maker agrees that the Maker will furnish to the Lender, in writing, immediately upon becoming aware of the occurrence of an Event of Default, describing the nature thereof and what action the Maker proposes to take with respect thereto.

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12.         No Waiver. No delay or failure on the part of the Lender in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of any such right or remedy, and no single or partial exercise by the Lender of any such right or remedy shall preclude or estop another or further exercise thereof or exercise of any other right or remedy. No waiver by the Lender hereof shall be effective unless in writing signed by the Lender. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

13.         Miscellaneous.

a.           Notices. All notices required pursuant to the terms of this Note shall be in writing and either delivered personally or sent by United States Mail. If sent by mail, notice shall be deemed given when deposited in the U.S. Mail, properly addressed and with postage prepaid. Unless changed by written notice, the following addresses shall be used:

To:	MAKER

Drone USA, LLC
Attn: Michael Bannon, CEO
One World Trade Center, 85th Floor
285 Fulton Street
New York, NY 10007

With Copies to:	Davisson & Associates, PA
Attn: Peder K. Davisson
4124 Quebec Avenue North, Suite 306
Minneapolis, MN 55427

To:	LENDER

Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9, 2003, as amended and Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9, 2003, as amended

With Copies to:	Landerholm P. S.
Attn: William C. Dudley
805 Broadway, Suite 1000
Vancouver, WA 98660

b.           Integration. This Note, the Stock Purchase Agreement, and the Security Agreements embody the entire agreement and understanding between the parties relating to the subject matter thereof and supersede all prior agreements and understandings relating to such subject matter.

5

c.           Governing Law and Venue. This Note shall be construed and interpreted in accordance with the laws of the State of Washington without reference to principles of conflicts of laws. The parties agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the State or Federal Courts located in the State of Washington. Each of the Maker and Lender waives to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non-conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

d.           Binding Effect. Except as herein otherwise provided to the contrary, this Note shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, this Promissory Note has been executed as of the date set forth below.

MAKER: DRONE USA, LLC

DATE: September 9th, 2016	By:	/s/ Michael Bannon
Michael Bannon, CEO

6

EXHIBIT A2

Security Agreement

See attached.

EXHIBIT A2 – 1

SECURITY AGREEMENT - HOWCO ASSETS

DATE:	September 9th , 2016

DEBTOR:	HOWCO DISTRIBUTING CO., a Washington Corporation Tax I.D. #93-1033165 Organization I.D. #___________ Attn: Mr. Michael Bannon, CEO Drone USA, LLC 140 Broadway, Suite 4614 New York, NY 10005

SECURED PARTY:	Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9, 2003, as amended, and Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9, 2003, as amended

WHEREAS Secured Party, Debtor, and Drone USA, LLC, a Delaware limited liability company (“Drone USA”) have entered into a Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”) whereby Secured Party sold 100 percent of the issued and outstanding shares of stock in the Debtor to Drone USA; and

WHEREAS Drone USA issued a promissory note to the Secured Party in the amount of Nine Hundred Thousand Dollars ($900,000) of even date herewith (the “Note”); and

WHEREAS the parties have agreed that the Note should be secured by the assets of the Debtor as described herein, and the parties have agreed that due to the relationship between the Debtor and Drone USA, that good and valuable consideration exists for the granting of the security interest stated herein.

NOW, THEREFORE, the parties hereby agree that these recitals shall be deemed incorporated into the following Security Agreement (“Agreement”), and hereby further agree as follows:

1.           Security Interest and Collateral. To secure the payment of outstanding principal and interest on that certain Nine Hundred Thousand Dollar ($900,000) Promissory Note of even date herewith made by Drone USA to Secured Party (“Note”) in connection with the Stock Purchase Agreement and to secure payments of principal and interest due thereunder (the “Obligations”), Debtor hereby grants Secured Party a security interest subordinated to the security interest granted to TCA Global Master Fund, LP, its successors, assigns and/or any substituted lender(s) as provided in the Note (the “Subordinated Security Interest”) in all items of Debtor’s property described in each of the three UCC-l’s and Exhibit A attached hereto and made a part hereof (collectively, the “Collateral”).

2.           Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

1

2.1.          Debtor is an entity duly organized, validly existing and in good standing under the laws of the state of Washington. Debtor has full power and authority to execute this Agreement, to perform the obligations hereunder and to subject the Collateral to the Subordinated Security Interest. Debtor’s taxpayer identification number is the number shown at the beginning of this Agreement. Debtor’s organizational identification number is the number shown at the beginning of this Agreement.

2.2.          Debtor’s chief place of business is located at the addresses shown at the beginning of this Agreement. Debtor’s records concerning its accounts and contract rights are kept at such address. The Collateral is located at 6025-B East 18th Street, Vancouver, Washington, 98661, and there are no other locations where any of the Collateral may be kept except as set forth on Schedule 2.2 hereto. All Collateral has been located at the address shown at the beginning of this Agreement or at the locations set forth on Schedule 2.2. Debtor will give at least 30 days advance written notice to Secured Party of any change in their jurisdiction of organization or chief place of business and any change in or addition of any Collateral location. Debtor will take all such actions as Secured Party may reasonably request to permit Secured Party to establish and perfect the Subordinated Security Interest in all jurisdictions Secured Party deems necessary, including but not limited to the execution, delivery or endorsement of any and all instruments, documents, assignments, security agreements and other agreements and writings that Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Subordinated Security Interest and Secured Party’s rights under this Agreement.

2.3.          Debtor has (or will have at the time Debtor acquires rights in Collateral) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances other than the security interest of TCA Global Master Fund, LP, its successors, assigns and/or any substituted lender(s) (the “TCA Security Interest”). Debtor will keep all Collateral free and clear of all security interests, liens and encumbrances except the Subordinated Security Interest, and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will promptly pay or properly and timely contest all taxes and other governmental charges levied or assessed upon or against any Collateral.

2.4.          Until the Obligations are satisfied in full, the Debtor will not, without Secured Party’s prior written consent, sell any of the Collateral or enter into any agreement that is inconsistent with Debtor’s obligations or Secured Party’s rights under this Agreement, except that Debtor may sell the Collateral in the ordinary course of business so long as such agreements are not inconsistent with Secured Party’s rights or Debtor’s obligations under this Agreement. Debtor further agrees that it will not take any action, or permit any action to be taken by others under its control, or fail to take any action that would affect the validity of the Collateral or enforcement of Secured Party’s rights in the Collateral.

2.5.          This Agreement has been duly and validly authorized by all necessary action by Debtor.

2.6.          Debtor will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof.

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2.7.          Debtor will at all reasonable times permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records solely pertaining to the Collateral.

2.8.          Debtor will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest and subject to the TCA Security Interest.

2.9.          Debtor will be responsible for out of pocket expenses (including all reasonable attorneys’ fees and costs) incurred by Secured Party in connection with the perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

2.10.         The Obligations have been incurred and the Collateral will be used primarily for business purposes.

2.11.         Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any material sums due on or under any instrument, chattel paper, account or contract right constituting Collateral.

2.12.         Debtor will from time to time execute such financing statements or control agreements as Secured Party may reasonably deem necessary in order to perfect the Subordinated Security Interest and, if any Collateral is covered by a certificate of title, execute such documents as may be required to have the Subordinated Security Interest properly noted on a certificate of title. In addition, Debtor authorizes Secured Party to file such financing statement(s) as the Secured Party deems necessary, describing any liens held by Secured Party and describing the relative position with respect to the TCA Security Interest.

2.13.         Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

3.           Events of Default. The occurrence of any of the following shall, at the option of the Secured Party, be an Event of Default (“Event of Default”):

3.1.          any “Event of Default” (as defined in such agreement) by Drone USA or Debtor under the Note, the Stock Purchase Agreement, or any other document evidencing the Obligations;

3.2.          transfer or disposition of any of the Collateral, except as permitted by this Agreement;

3.3.          Debtor’s failure to comply with any other representation, warranty or covenant hereunder if not cured within ten (10) business days after written notice; or

3

3.4.          attachment, execution or levy on any of the Collateral.

4.           Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter (except in the case of an Event of Default identified in Section 3.1 of this Agreement, in which case Debtor shall have a 10 day opportunity to cure following notice to Drone USA), Secured Party may exercise any one or more of the following rights and remedies:

4.1.          declare all Obligations to be immediately due and payable, which shall then be immediately due and payable, without presentment or other notice or demand; or

4.2.          exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process if permitted by law or by judicial process, and the right to use, sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to the parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified herein) at least fifteen (15) business days prior to the date of intended disposition or other action.

All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

5.           Subordination. Pursuant to Section 6 of the Note, Secured Party has agreed to subordinate its rights under the Note to the rights of the holders of Senior Debt (as defined and limited by Section 6 of the Note). Therefore, consistent with the subordination provision set forth in Section 6 of the Note, Secured Party agrees and covenants that the rights of Secured Party under this Security Agreement shall be subordinated to the rights of the holders of the Senior Debt, but only to the maximum amount stated in the Note.

6.           Miscellaneous.

6.1.          This Agreement can be waived, modified, amended, terminated or discharged, and the Subordinated Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.

6.2.          All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at such other address as Debtor may subsequently provide to Secured Party.

4

6.3.          Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

6.4.          This Agreement shall be binding upon and inure to the benefit of Debtor, Secured Party and the beneficiary of the TCA Security Interest, their respective successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof.

6.5.          A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Debtor shall have the same force and effects as the original for all purposes of a financing statement.

6.6.          This Agreement shall be governed by the internal laws of the State of Washington. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

6.7.          All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

ACCORDINGLY, this Agreement has been duly executed by the parties as of the date first set forth above.

DEBTOR:
HOWCO DISTRIBUTING CO., INC.

By:	[ILLEGIBLE]

SECURED PARTY:

/s/ Paul Charles Joy II
Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9, 2003, as amended

/s/ Kathryn Blake Joy
Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9, 2003, as amended

5

EXHIBIT A
TO SECURITY AGREEMENT
COLLATERAL

“Collateral” means all now existing and hereafter arising right, title, and interest of Debtor in, under, and to all of its assets, including, without limitation:

(a)          All now owned or hereafter acquired accounts, accounts receivable, goods, inventory, supplies, equipment, leasehold improvements, furniture, fixtures, general intangibles, phone numbers, website addresses, customer lists, goodwill, money, instruments, chattel paper, deposit accounts, documents, agreements, contracts, contract rights, investment property, letter-of-credit rights, supporting obligations, and work in process;

(b)          The name, “Howco Distributing Co.;”

(c)          All utility deposits, telephone deposits, and other security deposits;

(d)          All assets, whether now owned or existing, whether subsequently acquired or arising, or in which Debtor now has or subsequently acquires any rights;

(e)          All now owned or hereafter acquired intangible property of any nature whatsoever;

(f)          All of Debtor’s books and records relating to the assets; and

(g)          All products, proceeds, rents and profits of the foregoing.

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EXHIBIT B
Buyer Stock Agreements

See attached.

EXHIBIT B – 1

EXHIBIT C

Paul C. Joy Employment Agreement

See attached.

EXHIBIT C – 1

Employment, Confidentiality, Non-compete

and Intellectual Property Agreement

for

Paul Charles Joy

THIS EMPLOYMENT, CONFIDENTIALITY, NON-COMPETE AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into effective as of the 9th day of September, 2016 by and between Drone USA, Inc., a Delaware corporation, its subsidiaries, affiliates, successors or assigns (hereinafter “Drone USA”), and Paul Charles Joy (hereinafter “Employee”). In consideration of Employee’s employment with Drone USA and Employee’s receipt of the compensation now and hereafter paid to Employee by Drone USA, the parties hereby agree as follows:

1.           Employment. Drone USA hereby agrees to employ Employee and Employee hereby agrees to work for Drone USA and to advance the interests of the Drone USA and its affiliate Howco Distributing Co., a Washington corporation (“Howco”) upon the terms and conditions set forth herein.

2.           Initial Term – Subsequent At-Will Employment. The parties acknowledge and agree that Employee’s employment with Drone USA is for an initial period of two (2) years (the “Initial Term”); provided, however, Drone USA and Employee may Terminate Employee’s employment with Drone USA during the Initial Term as forth in Section 6. Upon expiration of the Initial Term, Employee’s employment with Drone USA, shall be for an unspecified duration and shall constitute “at-will” employment.

3.           Scope of Duties; Representations and Warranties.

a.           This Agreement is entered into in connection with that certain Stock Purchase Agreement of even date involving the sale of 100% of the common stock of Howco Distributing, Co. to Drone USA, LLC (the “Stock Purchase Agreement”). Employee will have such duties as are assigned or delegated to Employee by Drone USA’s Board of Directors, and will initially serve as the Howco CEO of Drone USA and use Employee’s best efforts to assist with the transition of the ownership and the operations of Howco. Employee shall devote his/her entire business time, attention, skills, and energy exclusively to the business of Howco and Drone USA and will use his/her best efforts to promote the continued success, profitability and growth of Howco as well as Drone USA and will cooperate fully with their respective Boards of Directors and management in the advancement of their best interests.

b.           Employee represents and warrants that by execution and delivery of this Agreement, Employee does not, and the performance of obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee, (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Employee is a party or by which Employee is or may be bound.

c.           Employee agrees that from time to time Drone USA may engage and use professional employment organizations (“PEO’(s)”) to address its human resources, payroll, insurance and other employment related needs. Many PEO’s use the term “co-employment,” to describe the relationship between an employee on the one hand and the PEO and the PEO’s client on the other hand; in that event Employee may be deemed to be an employee of the Drone USA and the PEO. In the event that Drone USA elects to use a PEO or change from one PEO to another, Employee’s employment with Drone USA will remain unchanged with respect to Employee’s obligations to Drone USA and Howco under this Agreement; and, in the event of any inconsistency or contradictory provision contained in any PEO agreement to which Drone USA or Employee is a party, the terms of this Agreement shall control and supersede the terms of any such other agreement.

4.           Compensation.

a.           Drone USA shall initially pay Employee base compensation of One Hundred Twenty Five Thousand Dollars ($125,000) per year, subject to adjustment as provided below, which will be payable in equal periodic installments according to Drone USA’s customary payroll practices, but no less frequently than twice per month, subject to adjustment as provided below. Following the Initial Term, Employee base compensation will be reviewed by the management of Drone USA no less frequently than annually, and may be adjusted upward or downward in the sole discretion of the management of Drone USA.

b.           All payments of salary and other compensation paid to Employee shall be made after deduction of any taxes and other amounts which are required to be withheld with respect thereto under applicable federal and state laws.

5.           Fringe Benefits; Expenses.

a.           So long as Employee is employed by Drone USA, Employee shall be eligible to participate in all employee benefit plans sponsored by Drone USA for its employees in accordance with Drone USA’s policies, including but not limited to sick leave and disability leave, life insurance, health insurance, dental insurance, and stock ownership and/or profit sharing plans; provided, however, that the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of Drone USA. Employee agrees that by being eligible to participate in benefits such as health insurance, dental insurance and life insurance, participation will be subject to employee contributions which may change from time to time. Notwithstanding the forgoing, during the Initial Term of Employee’s employment, the benefits to which Employee is entitled shall be substantially the same as those that Employee received while employed by Howco during the two (2) year period immediately prior to the effective date of this Agreement, and in the event that the benefit program in effect for Drone USA employees is less favorable than the benefits provided by Howco to Employee, an adjustment shall be made to Employee’s base compensation to compensate for any deficiency in such benefits.

b.           Drone USA shall reimburse Employee for all approved reasonable business expenses incurred by Employee in the scope of employment; provided, however, that such expenses must be pre-approved and Employee must file expense reports with respect to such expenses in accordance with Drone USA's policies as are in effect from time to time.

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c.           Employee shall be entitled to paid vacation consistent with the paid vacation received by Employee while employed by Howco during the two (2) year period immediately prior to the effective date of this Agreement. Employee shall also be entitled to the paid holidays and other paid leave set forth in Drone USA's policies.

6.           Termination.

a.           Termination During the Initial Term. Drone USA and Employee agree that during the Initial Term Employee’s employment may only be terminated as hereinafter set forth;

i.            Termination by Drone USA for Cause. During the Initial Term, Drone USA may terminate Employee’s employment for Cause, which termination shall be effective upon delivery of written notice by Drone USA to Employee.

1.          Definition of “Cause”. When used in connection with the termination of Employee’s employment with Drone USA, “Cause” shall mean: (a) the willful and material breach of Employee’s obligations under this Agreement, which willful and material breach continues to occur after reasonable notice and opportunity to cure; (b) Employee’s willful failure to adhere to any written Drone USA policy after Employee has been given a reasonable opportunity to comply with such policy or cure any failure to comply; (c) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime which results in Employee’s imprisonment; (d) the commission by Employee of an act of fraud upon Drone USA or Howco or any of their affiliates; (e) the misappropriation (or attempted misappropriation) of any funds or property of Drone USA, Howco or any of their affiliates by Employee; (f) Employee’s willful failure to perform duties assigned to Employee after reasonable notice and opportunity to cure such performance; (g) Employee’s continued engagement, after reasonable notice and opportunity to cure, in any direct, material conflict of interest with Drone USA or Howco without compliance with the Drone USA’s conflict of interest policies, if any, then in effect; or (h) Employee’s continued engagement, after reasonable notice and opportunity to cure, and without the written approval of the Board of Directors of the Drone USA, in any activity which competes with the business of Drone USA, Howco or any of their affiliates or which would result in a material injury to Drone USA, Howco or any of their affiliates.

2.          Compensation and Benefits. If Drone USA terminates Employee’s employment for Cause during the Initial Term, Drone USA shall pay any salary or wages earned through the date of termination, but all rights to any other compensation or benefits arising hereunder shall be canceled and terminated in all respects concurrently with such termination of employment; provided that Employee may elect to continue to participate, at Employee’s own expense, in such health insurance and other benefits as to which the opportunity for continuing participation is mandated by applicable law.

ii.           Disability; Death. If at any time during the Initial Term, Employee is unable due to physical or mental disability to perform effectively Employee’s duties hereunder, Drone USA shall continue payment of compensation as provided in Section 6 during the three (3) months of such disability to the extent not covered by any disability insurance policies. Upon the expiration of such three (3) month period, Drone USA, at its sole option, may continue payment of salary or wages for such additional periods as it elects, or may terminate this Agreement without further obligations hereunder. If Employee should die during the term of Employee’s employment, Drone USA's obligations hereunder shall terminate as of the day that death occurs and there will be no salary, wages and benefit continuation period.

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iii.          Termination by Employee.

1.          During the first six months of the Initial Term, Employee may not voluntarily terminate Employee’s employment with Drone USA.

2.          During the period beginning on the first day of the seventh month of the Initial Term and ending on the last day of the twelve month of the Initial Term, Employee may Terminate Employee’s employment with Drone USA effective upon thirty (30) days written notice to Employer, provided Drone USA or Howco has in place the personnel to perform the financial, operations, and customer and supplier relations management, human resources duties, and pricing functions provided by Employee to Howco immediately prior to the effective date of this Agreement.

3.          After the first twelve months of the Initial Term, Employee may terminate employment with Drone USA for any reason on the thirty (30) days’ notice to Drone USA.

b.           Termination After Initial Term. Following expiration of the Initial Term, either Drone USA or Employee may terminate Employee’s employment at any time, and such termination shall be effective upon delivery of written notice by either party to the other party.

i.            Termination by Drone USA. In the event that Employee’s employment is terminated by Drone USA without Cause at any time following the expiration of the Initial Term,, Drone USA shall pay to Employee an amount equal to two (2) weeks compensation at Employee’s then current salary or wages payable in a lump sum, and shall continue to provide benefits in the kind and amounts provided up to the date of termination for such two (2) week period, including continuation of any Drone USA-paid benefits as described in Section 5 for Employee and family.

ii.           Waiver and Release. In the event that Employee’s employment is terminated by Drone USA without Cause following the expiration of the Initial Term, Employee agrees to accept, in full settlement of any and all claims, losses, damages and other demands which Employee may have arising out of such termination, as liquidated damages and not as a penalty, the applicable amounts payable to Employee as set forth in Section 6.b.i. Employee hereby waives any and all rights Employee may have to bring any cause of action or proceeding contesting any termination without Cause which occurs after the expiration of the Initial Term. In the event Employee’s termination is for Cause – either during the Initial Term or at any time thereafter – Employee agrees that under no circumstances shall Employee be entitled to any compensation or confirmation of any benefits under this Agreement for any period of time following the date of such termination for Cause.

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7.           Confidential Information.

a.           Drone USA and Howco Confidential Information. Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of Drone USA and Howco, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Drone USA, any Confidential Information of the Drone USA or Howco. Employee understands that “Confidential Information” means any Drone USA or Howco proprietary information, technical data, or trade secrets, including, but not limited to, research and development, product plans, products, services, information regarding the skills and compensation of employees of Drone USA or Howco; the identity of the Drone USA’s and Howco’s clients, potential clients, customers and potential customers, but excluding the United States Government or any agency thereof, or any branch of the United States military (hereinafter referred to collectively as “Customers”), the particular preferences, likes, dislikes and needs of those Customers; Customer information regarding contact persons, pricing, sales calls, timing, sales terms, and service plans; methods, practices, strategies, forecasts, and other marketing techniques; the identities of key accounts and potential key accounts (but excluding the United States Government or any agency thereof, or any branch of the United States military); the identities of Drone USA’s and Howco’s suppliers, independent contractors and consultants, and information regarding contact persons, pricing, sales calls, timing, sales terms, and service plans; methods, practices, strategies, forecasts, and other techniques of the forgoing; markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information, strategy and cost data; disclosed to Employee by Drone USA either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or known by Employee with respect to Howco. Employee further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no direct or indirect wrongful act of Employee or others who were under confidentiality obligations as to the item or items involved. Further Confidential Information does not include information that is required to be disclosed by order of a governmental agency or by a court of competent jurisdiction. Further, Employee acknowledges that any and all of the forgoing information with respect to Howco is expressly covered by the terms of this Section 7 and that no such information has been generally available or made publicly known and with the sale of Howco to Drone USA, such Confidential Information remains confidential. For avoidance of doubt, the parties acknowledge that general know-how concerning how to do business with the United States Government or any agency thereof or any branch of the United States Military is not Confidential Information.

b.           Material Non-Public Information. Employee acknowledges that Drone USA is publicly traded and that U.S. Securities laws prohibit any person who is in possession of material non-public information about a public company from purchasing or selling that company’s securities or from providing such information to third parties. Some of the information that Employee will have as an employee will be material non-public information and is subject to trading restrictions. Employee will not disclose any such information to third parties or others without the express approval of Drone USA’s Board of Directors and will not engage in any purchase or sales of Drone USA’s securities except in compliance with its approved trading policies in effect, from time to time.

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c.           Third Party Information. Employee recognizes that Drone USA and Howco have received and in the future will receive, from third parties, their confidential or proprietary information subject to a duty on Drone USA’s and Howco’s parts to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for Drone USA consistent with the their agreement(s) with such third parties.

d.           Continuing Obligations. The obligations of this Section 7 shall survive the expiration or termination of this Agreement.

8.           Inventions.

a.           Inventions Retained and Licensed. Employee has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, and improvements which were made by Employee prior to employment with Drone USA (collectively referred to as “Prior Inventions”), which belong to Employee, relate to Howco products or research and development, and which are not assigned to Drone USA hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If in the course of employment with Drone USA, Employee incorporates into a Drone USA product, process or technology a Prior Invention owned by Employee or in which Employee has an interest, Drone USA is hereby granted and shall have an exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

b.           Assignment of Inventions and other Intellectual Property. Employee agrees that Employee will promptly make full written disclosure to Drone USA, will hold in trust for the sole right and benefit of Drone USA, and hereby assign to Drone USA, or its designee, all of Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright, patent or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice which relate in any way to any Drone USA Products, as defined herein, together with the zone of foreseeable expansion, during the period of time Employee is in the employ of Drone USA (collectively referred to as “Inventions”). Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of employment with Drone USA and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

c.           Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the term of employment with Drone USA. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Drone USA. The records will be available to and remain the sole property of Drone USA at all times.

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d.           Patent and Copyright Registrations. Employee agrees to assist Drone USA, or its designee, at the Drone USA’s expense, in every proper way to secure Drone USA’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure of Drone USA of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Drone USA shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Drone USA, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. If Drone USA is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application of any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to Drone USA as above, then Employee hereby irrevocably designates and appoints Drone USA and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

9.           Covenant Not to Compete, Non-Solicitation.

a.           Non Competition and Non Solicitation. Employee agrees that beginning with the effective date of this Agreement and continuing for a period of five (5) years after the longer of (x) the termination of Employee’s employment or (y) the first anniversary of the date hereof, Employee will not alone, or in any capacity with another entity or individual, within any geographic location in which Howco or Drone USA, at the date of the termination of Employee’s employment, has engaged or has plans to engage in any business:

i.            directly or indirectly participate or support in any capacity (e.g. as an advisor, principal agent, partner, member, governor, officer, director, manager, shareholder, owner, employee or otherwise) the sale, solicitation of sale, or marketing, of a Drone USA Product. “Drone USA Product” means any actual or projected product or product line that has been developed (or is under active development), marketed or sold by Drone USA or Howco continuing through the termination of Employee’s employment. Such Drone USA Products shall specifically include, but not be limited to, those products sold to customers of Howco or any products that were being considered for sale or distribution prior to the effective date of the aforementioned Stock Purchase Agreement.

ii.           call upon, solicit, contact or serve any of the then-existing vendors or suppliers that have had a relationship with Drone USA or Howco during the preceding twenty four (24) months, or any potential, vendors or suppliers that were solicited by Drone USA or Howco during the preceding twenty four (24) months in connection a Drone USA Product;

iii.          disrupt, damage or impair (or attempt to do the same) with the business of Drone USA or Howco whether by way of interfering with or disrupting Drone USA’s or Howco’s relationship with their employees, customers, agents, representatives or vendors, or

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iv.         employ or attempt to employ (by assisting anyone else in the solicitation of) any of Drone USA’s or Howco’s current employees on behalf of any other entity or person, whether or not such entity or person competes with Drone USA, Howco or any Drone USA Product.

b.           Employee agrees that the limitations set forth herein on Employee’s rights to compete with Drone USA, Howco and their affiliates are reasonable and necessary for the protection of Drone USA, Howco and their affiliates. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on activities specified herein, are reasonable and necessary for the protection of Drone USA, Howco and their affiliates. The substantial sums invested by Drone USA in Howco’s business also make these restrictions necessary in order to protect Drone USA’s investment. Employee agrees that, in the event that the provisions of this Agreement should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

c.           Employee agrees that the remedy at law for any breach of this Section 9 will be inadequate and that Drone USA and/or Howco shall also be entitled to injunctive relief without the necessity of posting any bond or other security, due to irreparable harm that such breach would cause.

d.           Notwithstanding any other provision in this Agreement to the contrary, Employer agrees (i) nothing contained in this Agreement shall limit Employee from doing business with the United States Federal Government so long as it does not involve the direct or indirect participation or support of the sale, solicitation of sale, or marketing of a Drone USA Product; and (ii) in the event of a default by Employer under this Agreement or a default by Drone USA, LLC or Howco under the Stock Purchase Agreement or any related agreement, the restrictions set forth in Section 9 shall automatically terminate, and thereafter, Employee may disregard such non-competition and non-solicitation provisions and do business in any manner whatsoever.

10.         Returning Documents. Employee agrees that, at the time of leaving the employ of Drone USA, Employee will deliver to Drone USA (and will not keep in possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with Drone USA or Howco or otherwise belonging to Drone USA or Howco, their parent, successors or assigns.

11.         Notification of New Employer. In the event that Employee leaves the employ of Drone USA, Employee hereby grants consent to notification by Drone USA to any new employer about Employee’s rights and obligations under this Agreement.

12.         Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment by Drone USA. Employee has not entered into, and agrees not to enter into, any oral or written agreement in conflict herewith.

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13.         General Provisions.

a.           Governing Law; and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington without reference to principles of conflicts of laws. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State or Federal Courts located in the State of Washington. Each of the parties hereto waives to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non-conveniens or to object to venue to the extent any proceeding is brought in accordance with this section relating to this Agreement.

b.           Entire Agreement. This Agreement sets forth the entire agreement and understanding between Drone USA and Employee relating to the subject matter herein and merges all prior discussions between Drone USA and Employee. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in duties, salary or compensation will not affect the validity or scope of this Agreement.

c.           Severability. If one more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect. This Agreement is made and executed pursuant to the provisions of the Stock Purchase Agreement. However, no default by Employee hereunder shall be deemed to constitute a default under the Stock Purchase Agreement, it being agreed by the parties that each Agreement shall be separately applied, construed and enforced and that a default under one shall not constitute a default under the other.

d.           Successors and Assigns. This Agreement will be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of Drone USA, Howco, their successors, and assigns.

e.           Waiver and Amendments; Cumulative Rights and Remedies.

i.            This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

ii.           No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

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iii.          Employee’s obligations to Drone USA and Drone USA’s rights and remedies hereunder are in addition to all other obligations of Employee and rights and remedies of Drone USA created pursuant to any other agreement.

f.            Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

Employee

/s/ Paul Charles Joy
Paul Charles Joy

DRONE USA, INC.

/s/ Michael Bannon
Michael Bannon, CEO

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EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Identifying

Title	Date	or Brief Description
Number

X	No inventions or improvements

Additional Sheets Attached

/s/ Paul C Joy II
Signature of Employee

Paul C Joy II
Print Name of Employee

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EXHIBIT D

Kathy Joy Employment Agreement

See attached.

EXHIBIT D-1

Employment, Confidentiality, Non-compete

and Intellectual Property Agreement

For

Kathryn Blake Joy

THIS EMPLOYMENT, CONFIDENTIALITY, NON-COMPETE AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is entered into effective as of the 9th day of September, 2016 by and between Drone USA, Inc., a Delaware corporation, its subsidiaries, affiliates, successors or assigns (hereinafter “Drone USA”), and Kathryn Blake Joy (hereinafter “Employee”). In consideration of Employee’s employment with Drone USA and Employee’s receipt of the compensation now and hereafter paid to Employee by Drone USA, the parties hereby agree as follows:

1.          Employment. Drone USA hereby agrees to employ Employee and Employee hereby agrees to work for Drone USA and to advance the interests of the Drone USA and its affiliate Howco Distributing Co., a Washington corporation (“Howco”) upon the terms and conditions set forth herein.

2.          Initial Term – Subsequent At-Will Employment. The parties acknowledge and agree that Employee’s employment with Drone USA is for an initial period of two (2) years (the “Initial Term”); provided, however, Drone USA and Employee may Terminate Employee’s employment with Drone USA during the Initial Term as forth in Section 6. Upon expiration of the Initial Term, Employee’s employment with Drone USA, shall be for an unspecified duration and shall constitute “at-will” employment.

3.          Scope of Duties; Representations and Warranties.

a.           This Agreement is entered into in connection with that certain Stock Purchase Agreement of even date involving the sale of 100% of the common stock of Howco Distributing, Co. to Drone USA, LLC (the “Stock Purchase Agreement”). Employee will have such duties as are assigned or delegated to Employee by Drone USA’s Board of Directors, and will initially serve as the Howco COO of Drone USA and use Employee’s best efforts to assist with the transition of the ownership and the operations of Howco. Employee shall devote his/her entire business time, attention, skills, and energy exclusively to the business of Howco and Drone USA and will use his/her best efforts to promote the continued success, profitability and growth of Howco as well as Drone USA and will cooperate fully with their respective Boards of Directors and management in the advancement of their best interests.

b.           Employee represents and warrants that by execution and delivery of this Agreement, Employee does not, and the performance of obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Employee, (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute adefault under, any agreement to which Employee is a party or by which Employee is or may be bound.

c.           Employee agrees that from time to time Drone USA may engage and use professional employment organizations (“PEO’(s)”) to address its human resources, payroll, insurance and other employment related needs. Many PEO’s use the term “co-employment,” to describe the relationship between an employee on the one hand and the PEO and the PEO’s client on the other hand; in that event Employee may be deemed to be an employee of the Drone USA and the PEO. In the event that Drone USA elects to use a PEO or change from one PEO to another, Empoyee’s employment with Drone USA will remain unchanged with respect to Employee’s obligations to Drone USA and Howco under this Agreement; and, in the event of any inconsistency or contradictory provision contained in any PEO agreement to which Drone USA or Employee is a party, the terms of this Agreement shall control and supersede the terms of any such other agreement.

4.          Compensation.

a.           Drone USA shall initially pay Employee base compensation of One Hundred Twenty Five Thousand Dollars ($125,000) per year, subject to adjustment as provided below, which will be payable in equal periodic installments according to Drone USA’s customary payroll practices, but no less frequently than twice per month, subject to adjustment as provided below. Following the Initial Term, Employee base compensation will be reviewed by the management of Drone USA no less frequently than annually, and may be adjusted upward or downward in the sole discretion of the management of Drone USA.

b.           All payments of salary and other compensation paid to Employee shall be made after deduction of any taxes and other amounts which are required to be withheld with respect thereto under applicable federal and state laws.

5.          Fringe Benefits; Expenses.

a.           So long as Employee is employed by Drone USA, Employee shall be eligible to participate in all employee benefit plans sponsored by Drone USA for its employees in accordance with Drone USA’s policies, including but not limited to sick leave and disability leave, life insurance, health insurance, dental insurance, and stock ownership and/or profit sharing plans; provided, however, that the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of Drone USA. Employee agrees that by being eligible to participate in benefits such as health insurance, dental insurance and life insurance, participation will be subject to employee contributions which may change from time to time. Notwithstanding the forgoing, during the Initial Term of Employee’s employment, the benefits to which Employee is entitled shall be substantially the same as those that Employee received while employed by Howco during the two (2) year period immediately prior to the effective date of this Agreement, and in the event that the benefit program in effect for Drone USA employees is less favorable than the benefits provided by Howco to Employee, an adjustment shall be made to Employee’s base compensation to compensate for any deficiency in such benefits.

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b.           Drone USA shall reimburse Employee for all approved reasonable business expenses incurred by Employee in the scope of employment; provided, however, that such expenses must be pre-approved and Employee must file expense reports with respect to such expenses in accordance with Drone USA’s policies as are in effect from time to time.

c.           Employee shall be entitled to paid vacation consistent with the paid vacation received by Employee while employed by Howco during the two (2) year period immediately prior to the effective date of this Agreement. Employee shall also be entitled to the paid holidays and other paid leave set forth in Drone USA’s policies.

6.          Termination.

a.           Termination During the Initial Term. Drone USA and Employee agree that during the Initial Term Employee’s employment may only be terminated as hereinafter set forth;

i.            Termination by Drone USA for Cause. During the Initial Term, Drone USA may terminate Employee’s employment for Cause, which termination shall be effective upon delivery of written notice by Drone USA to Employee.

1.          Definition of “Cause”. When used in connection with the termination of Employee’s employment with Drone USA, “Cause” shall mean: (a) the willful and material breach of Employee’s obligations under this Agreement, which willful and material breach continues to occur after reasonable notice and opportunity to cure; (b) Employee’s willful failure to adhere to any written Drone USA policy after Employee has been given a reasonable opportunity to comply with such policy or cure any failure to comply; (c) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime which results in Employee’s imprisonment; (d) the commission by Employee of an act of fraud upon Drone USA or Howco or any of their affiliates; (e) the misappropriation (or attempted misappropriation) of any funds or property of Drone USA, Howco or any of their affiliates by Employee; (f) Employee’s willful failure to perform duties assigned to Employee after reasonable notice and opportunity to cure such performance; (g) Employee’s continued engagement, after reasonable notice and opportunity to cure, in any direct, material conflict of interest with Drone USA or Howco without compliance with the Drone USA’s conflict of interest policies, if any, then in effect; or (h) Employee’s continued engagement, after reasonable notice and opportunity to cure, and without the written approval of the Board of Directors of the Drone USA, in any activity which competes with the business of Drone USA, Howco or any of their affiliates or which would result in a material injury to Drone USA, Howco or any of their affiliates.

2.          Compensation and Benefits. If Drone USA terminates Employee’s employment for Cause during the Initial Term, Drone USA shall pay any salary or wages earned through the date of termination, but all rights to any other compensation or benefits arising hereunder shall be canceled and terminated in all respects concurrently with such termination of employment; provided that Employee may elect to continue to participate, at Employee’s own expense, in such health insurance and other benefits as to which the opportunity for continuing participation is mandated by applicable law.

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ii.         Disability; Death. If at any time during the Initial Term, Employee is unable due to physical or mental disability to perform effectively Employee’s duties hereunder, Drone USA shall continue payment of compensation as provided in Section 6 during the three (3) months of such disability to the extent not covered by any disability insurance policies. Upon the expiration of such three (3) month period, Drone USA, at its sole option, may continue payment of salary or wages for such additional periods as it elects, or may terminate this Agreement without further obligations hereunder. If Employee should die during the term of Employee’s employment, Drone USA’s obligations hereunder shall terminate as of the day that death occurs and there will be no salary, wages and benefit continuation period.

iii.         Termination by Employee.

1.          During the first six months of the Initial Term, Employee may not voluntarily terminate Employee’s employment with Drone USA.

2.          During the period beginning on the first day of the seventh month of the Initial Term and ending on the last day of the twelve month of the Initial Term, Employee may Terminate Employee’s employment with Drone USA effective upon thirty (30) days written notice to Employer, provided Drone USA or Howco has in place the personnel to perform the financial, operations, and customer and supplier relations management, human resources duties, and pricing functions provided by Employee to Howco immediately prior to the effective date of this Agreement.

3.          After the first twelve months of the Initial Term, Employee may terminate employment with Drone USA for any reason on the thirty (30) days’ notice to Drone USA.

b.         Termination After Initial Term. Following expiration of the Initial Term, either Drone USA or Employee may terminate Employee’s employment at any time, and such termination shall be effective upon delivery of written notice by either party to the other party.

i.            Termination by Drone USA. In the event that Employee’s employment is terminated by Drone USA without Cause at any time following the expiration of the Initial Term,, Drone USA shall pay to Employee an amount equal to two (2) weeks compensation at Employee’s then current salary or wages payable in a lump sum, and shall continue to provide benefits in the kind and amounts provided up to the date of termination for such two (2) week period, including continuation of any Drone USA-paid benefits as described in Section 5 for Employee and family.

ii.         Waiver and Release. In the event that Employee’s employment is terminated by Drone USA without Cause following the expiration of the Initial Term, Employee agrees to accept, in full settlement of any and all claims, losses, damages and other demands which Employee may have arising out of such termination, as liquidated damages and not as a penalty, the applicable amounts payable to Employee as set forth in Section 6.b.i. Employee hereby waives any and all rights Employee may have to bring any cause of action or proceeding contesting any termination without Cause which occurs after the expiration of the Initial Term. In the event Employee’s termination is for Cause – either during the Initial Term or at any time thereafter – Employee agrees that under no circumstances shall Employee be entitled to any compensation or confirmation of any benefits under this Agreement for any period of time following the date of such termination for Cause.

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7.          Confidential Information.

a.           Drone USA and Howco Confidential Information. Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of Drone USA and Howco, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Drone USA, any Confidential Information of the Drone USA or Howco. Employee understands that “Confidential Information” means any Drone USA or Howco proprietary information, technical data, or trade secrets, including, but not limited to, research and development, product plans, products, services, information regarding the skills and compensation of employees of Drone USA or Howco; the identity of the Drone USA’s and Howco’s clients, potential clients, customers and potential customers, but excluding the United States Government or any agency thereof, or any branch of the United States military (hereinafter referred to collectively as “Customers”), the particular preferences, likes, dislikes and needs of those Customers; Customer information regarding contact persons, pricing, sales calls, timing, sales terms, and service plans; methods, practices, strategies, forecasts, and other marketing techniques; the identities of key accounts and potential key accounts (but excluding the United States Government or any agency thereof, or any branch of the United States military); the identities of Drone USA’s and Howco’s suppliers, independent contractors and consultants, and information regarding contact persons, pricing, sales calls, timing, sales terms, and service plans; methods, practices, strategies, forecasts, and other techniques of the forgoing; markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information, strategy and cost data; disclosed to Employee by Drone USA either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or known by Employee with respect to Howco. Employee further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no direct or indirect wrongful act of Employee or others who were under confidentiality obligations as to the item or items involved. Further Confidential Information does not include information that is required to be disclosed by order of a governmental agency or by a court of competent jurisdiction. Further, Employee acknowledges that any and all of the forgoing information with respect to Howco is expressly covered by the terms of this Section 7 and that no such information has been generally available or made publicly known and with the sale of Howco to Drone USA, such Confidential Information remains confidential. For avoidance of doubt, the parties acknowledge that general know-how concerning how to do business with the United States Government or any agency thereof or any branch of the United States Military is not Confidential Information.

b.           Material Non-Public Information. Employee acknowledges that Drone USA is publicly traded and that U.S. Securities laws prohibit any person who is in possession of material non-public information about a public company from purchasing or selling that company’s securities or from providing such information to third parties. Some of the information that Employee will have as an employee will be material non-public information and is subject to trading restrictions. Employee will not disclose any such information to third parties or others without the express approval of Drone USA’s Board of Directors and will not engage in any purchase or sales of Drone USA’s securities except in compliance with its approved trading policies in effect, from time to time.

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c.           Third Party Information. Employee recognizes that Drone USA and Howco have received and in the future will receive, from third parties, their confidential or proprietary information subject to a duty on Drone USA’s and Howco’s parts to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for Drone USA consistent with the their agreement(s) with such third parties.

d.           Continuing Obligations. The obligations of this Section 7 shall survive the expiration or termination of this Agreement.

8.          Inventions.

a.           Inventions Retained and Licensed. Employee has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, and improvements which were made by Employee prior to employment with Drone USA (collectively referred to as “Prior Inventions”), which belong to Employee, relate to Howco products or research and development, and which are not assigned to Drone USA hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If in the course of employment with Drone USA, Employee incorporates into a Drone USA product, process or technology a Prior Invention owned by Employee or in which Employee has an interest, Drone USA is hereby granted and shall have an exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

b.           Assignment of Inventions and other Intellectual Property. Employee agrees that Employee will promptly make full written disclosure to Drone USA, will hold in trust for the sole right and benefit of Drone USA, and hereby assign to Drone USA, or its designee, all of Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright, patent or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice which relate in any way to any Drone USA Products, as defined herein, together with the zone of foreseeable expansion, during the period of time Employee is in the employ of Drone USA (collectively referred to as “Inventions”). Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of employment with Drone USA and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

c.           Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others) during the term of employment with Drone USA. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by Drone USA. The records will be available to and remain the sole property of Drone USA at all times.

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d.           Patent and Copyright Registrations. Employee agrees to assist Drone USA, or its designee, at the Drone USA’s expense, in every proper way to secure Drone USA’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure of Drone USA of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which Drone USA shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Drone USA, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that Employee’s obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. If Drone USA is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application of any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to Drone USA as above, then Employee hereby irrevocably designates and appoints Drone USA and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

9.          Covenant Not to Compete, Non-Solicitation.

a.           Non Competition and Non Solicitation. Employee agrees that beginning with the effective date of this Agreement and continuing for a period of five (5) years after the longer of (x) the termination of Employee’s employment or (y) the first anniversary of the date hereof, Employee will not alone, or in any capacity with another entity or individual, within any geographic location in which Howco or Drone USA, at the date of the termination of Employee’s employment, has engaged or has plans to engage in any business:

i.            directly or indirectly participate or support in any capacity (e.g. as an advisor, principal agent, partner, member, governor, officer, director, manager, shareholder, owner, employee or otherwise) the sale, solicitation of sale, or marketing, of a Drone USA Product: “Drone USA Product” means any actual or projected product or product line that has been developed (or is under active development), marketed or sold by Drone USA or Howco continuing through the termination of Employee’s employment. Such Drone USA Products shall specifically include, but not be limited to, those products sold to customers of Howco or any products that were being considered for sale or distribution prior to the effective date of the aforementioned Stock Purchase Agreement.

ii.         call upon, solicit, contact or serve any of the then-existing vendors or suppliers that have had a relationship with Drone USA or Howco during the preceding twenty four (24) months, or any potential, vendors or suppliers that were solicited by Drone USA or Howco during the preceding twenty four (24) months in connection a Drone USA Product;

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iii.         disrupt, damage or impair (or attempt to do the same) with the business of Drone USA or Howco whether by way of interfering with or disrupting Drone USA’s or Howco’s relationship with their employees, customers, agents, representatives or vendors, or

iv.         employ or attempt to employ (by assisting anyone else in the solicitation of) any of Drone USA’s or Howco’s current employees on behalf of any other entity or person, whether or not such entity or person competes with Drone USA, Howco or any Drone USA Product.

b.           Employee agrees that the limitations set forth herein on Employee’s rights to compete with Drone USA, Howco and their affiliates are reasonable and necessary for the protection of Drone USA, Howco and their affiliates. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on activities specified herein, are reasonable and necessary for the protection of Drone USA, Howco and their affiliates. The substantial sums invested by Drone USA in Howco’s business also make these restrictions necessary in order to protect Drone USA’s investment. Employee agrees that, in the event that the provisions of this Agreement should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

c.           Employee agrees that the remedy at law for any breach of this Section 9 will be inadequate and that Drone USA and/or Howco shall also be entitled to injunctive relief without the necessity of posting any bond or other security, due to irreparable harm that such breach would cause.

d.           Notwithstanding any other provision in this Agreement to the contrary, Employer agrees (i) nothing contained in this Agreement shall limit Employee from doing business with the United States Federal Government so long as it does not involve the direct or indirect participation or support of the sale, solicitation of sale, or marketing of a Drone USA Product; and (ii) in the event of a default by Employer under this Agreement or a default by Drone USA, LLC or Howco under the Stock Purchase Agreement or any related agreement, the restrictions set forth in Section 9 shall automatically terminate, and thereafter, Employee may disregard such non-competition and non-solicitation provisions and do business in any manner whatsoever.

10.         Returning Documents. Employee agrees that, at the time of leaving the employ of Drone USA, Employee will deliver to Drone USA (and will not keep in possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with Drone USA or Howco or otherwise belonging to Drone USA or Howco, their parent, successors or assigns.

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11.         Notification of New Employer. In the event that Employee leaves the employ of Drone USA, Employee hereby grants consent to notification by Drone USA to any new employer about Employee’s rights and obligations under this Agreement.

12.         Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment by Drone USA. Employee has not entered into, and agrees not to enter into, any oral or written agreement in conflict herewith.

13.         General Provisions.

a.           Governing Law; and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Washington without reference to principles of conflicts of laws. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State or Federal Courts located in the State of Washington. Each of the parties hereto waives to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non-conveniens or to object to venue to the extent any proceeding is brought in accordance with this section relating to this Agreement.

b.           Entire Agreement. This Agreement sets forth the entire agreement and understanding between Drone USA and Employee relating to the subject matter herein and merges all prior discussions between Drone USA and Employee. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in duties, salary or compensation will not affect the validity or scope of this Agreement.

c.           Severability. If one more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect. This Agreement is made and executed pursuant to the provisions of the Stock Purchase Agreement. However, no default by Employee hereunder shall be deemed to constitute a default under the Stock Purchase Agreement, it being agreed by the parties that each Agreement shall be separately applied, construed and enfor ced and that a default under one shall not constitute a default under the other.

d.           Successors and Assigns. This Agreement will be binding upon Employee’s heirs, executors, administrators and other legal representatives and will be for the benefit of Drone USA, Howco, their successors, and assigns.

e.           Waiver and Amendments: Cumulative Rights and Remedies.

i.           This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

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ii.         No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

iii.         Employee’s obligations to Drone USA and Drone USA’s rights and remedies hereunder are in addition to all other obligations of Employee and rights and remedies of Drone USA created pursuant to any other agreement.

f.            Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

Employee

/s/ Kathryn Blake Joy
Kathryn Blake Joy

DRONE USA, INC.

/s/ Michael Bannon
Michael Bannon, CEO

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EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Identifying

Title	Date	or Brief Description
Number

No inventions or improvements

Additional Sheets Attached

/s/ Kathryn B Joy
Signature of Employee

Kathryn B Joy
Print Name of Employee

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EXHIBIT E

Unconditional Guaranty of Payment

See attached.

EXHIBIT E – 1

UNCONDITIONAL GUARANTY OF PAYMENT

THIS UNCONDITIONAL GUARANTY OF PAYMENT (this “Guaranty”), is made and entered effective as of September 9th, 2016 by Drone USA, Inc., a Delaware corporation (“Guarantor”), whose address is 140 Broadway, Suite 4614, New York, NY, 10005, in favor of Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9, 2003, as amended, and Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9, 2003, as amended (collectively, the “Lender”), whose address is _______________________.

DEFINITIONS

The following capitalized words and terms shall have the meaning stated in this section when used in this Guaranty. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.

Lender: Paul Charles Joy II, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund B, dated December 9, 2003, as amended, and Kathryn Blake Joy, Trustee of the Paul C. Joy and Kathryn B. Joy Trust – Fund C, dated December 9, 2003, as amended

Borrower: Drone USA, LLC, a Delaware limited liability company

Guarantor: Drone USA, Inc., a Delaware corporation

Indebtedness: The “Indebtedness” shall mean every liability or obligation now or hereafter owing from Borrower to Lender as set forth under that Promissory Note in the beginning principal balance of $900,000.00 of even date being executed by Borrower in favor of Lender (“Note”); together with any and all Security Agreements or Pledge Agreements executed for the purpose of securing the Borrower’s obligations under the Note without regard to whether the same may be unenforceable against Borrower due to incapacity, ultra vires, discharge in bankruptcy, discharge through non-judicial foreclosure, waiver, equitable defense or otherwise.

Documents of Indebtedness: The Note and any Security Agreement(s) or Pledge Agreement(s) executed by Borrower in favor of Lender, and all modifications or amendments to any of the foregoing.

Collateral: Any property (whether real or personal), rights, estates and interests now or hereafter securing the payment of the Indebtedness and/or the performance of or performing other obligations of Borrower under any Documents of Indebtedness whether held by Lender or by any person or entity on Lender’s behalf or for Lender’s account.

COVENANTS AND AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which is acknowledged by Guarantor, Guarantor covenants, warrants, and agrees:

UNCONDITIONAL GUARANTY OF PAYMENT - 1

1.           Guarantees.

a.           Guaranty of Payment. Guarantor does unconditionally guarantee to Lender the full and prompt payment of the Indebtedness when due, whether by acceleration or otherwise, with such interest as may accrue thereon and such fees and other charges as may be due in connection therewith, either before or after maturity thereof.

b.           Guaranty of Obligations. Guarantor does agree that if the Indebtedness is not paid by Borrower under its terms, Guarantor will immediately make such payments. Guarantor further agrees to pay Lender all expenses (including, without limitation, reasonable attorney fees) paid or incurred by Lender in endeavoring to collect all or any portion of the Indebtedness, to enforce any other obligations guaranteed, or to enforce this Guaranty.

c.           Amount Unlimited. This Guaranty shall be unlimited in amount as to all Indebtedness.

d.           Duration. This Guaranty shall take effect upon execution by the Guarantor, with no formal acceptance by Lender required. This Guaranty shall be deemed to be continuing in nature with regard to Guarantor, shall not be revocable, and shall remain in full force and effect with respect to Guarantor until all payment obligations undertaken or arising in conjunction with the Indebtedness are fully satisfied.

e.           Liability of Guarantors. This is a guaranty of payment and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower, any other Guarantor or any other person, nor against any portion of the Collateral. Guarantor waives any right to require that an action be brought against Borrower or any other Guarantor or any other person or to require that resort be had to any Collateral. In the event, on account of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction, now or hereafter in effect, which may be or become applicable, Borrower and/or any other Guarantor shall be relieved of any obligation or liability for the Indebtedness or under any Documents of Indebtedness or this Guaranty, each other Guarantor shall nevertheless be fully liable under this Guaranty. Lender may enforce its rights, powers and remedies (including, without limitation, foreclosure of any Collateral) under any Documents of Indebtedness or hereunder, in any order, and all rights, powers and remedies available to Lender shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the Indebtedness or other obligations guaranteed are partially paid or discharged by exercising any of the remedies available to Lender, this Guaranty shall nevertheless remain in full force and effect, and each Guarantor shall jointly and severally remain liable for all remaining Indebtedness and obligations guaranteed hereby, even though any rights which any Guarantor may have against Borrower or any other Guarantor may be destroyed or diminished by exercising any such remedy, and if the Indebtedness or other obligations guaranteed are otherwise partially paid or discharged including voluntary payment or prepayment, application of insurance proceeds or condemnation awards, additional financing or refinancing, or sale of the Collateral or a portion thereof; with or without the consent or cooperation of Lender, this Guaranty shall remain in full force and effect, and each Guarantor shall remain jointly and severally liable for all remaining Indebtedness and obligations guaranteed. No exculpatory or similar provision of the Documents of Indebtedness or any other document regarding the Indebtedness which limits, or relieves Borrower or any Guarantor or other person or entity from, any personal or direct liability of Borrower shall limit or relieve any other Guarantor from any such liability, it being the intention of the parties hereto that each Guarantor be and remain liable for the Indebtedness and all obligations of Borrower under any Documents of Indebtedness notwithstanding any such exculpatory or similar provision. The obligations of each Guarantor and the rights of Lender are in addition to the obligations of each Guarantor and the rights of Lender under any other guaranty or indemnity agreement now or hereafter given by any Guarantor to Lender for the Indebtedness or other obligations guaranteed and payments made under one guaranty or indemnity agreement shall not reduce the liabilities and obligations of any Guarantor under any other guaranty or indemnity agreement.

UNCONDITIONAL GUARANTY OF PAYMENT - 2

2.           Reinstatement of Obligations. If all or any part of any payment made by a Guarantor or received by Lender from a Guarantor under or regarding this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of any Guarantor or Borrower), then the obligations of all Guarantors shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by any Guarantor, or receipt of payment by Lender, and the obligations of each Guarantor shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by a Guarantor had never been made. If any payment made by Borrower is reclaimed in a bankruptcy or receivership proceeding, each Guarantor shall be liable for assuring that Lender is paid the amount so reclaimed. Each Guarantor assigns to Lender all rights such Guarantor may have in any proceeding involving Borrower under the United States Bankruptcy Code or any receivership or insolvency proceedings involving Borrower, whether or not such rights related to this Guaranty. Such assignment shall not diminish, alter or otherwise affect any Guarantor’s liability under this Guaranty.

3.           Waivers by Guarantors. To the extent permitted by law, Guarantor waives and agrees not to assert or take advantage of (as a defense or otherwise):

a.           Any right to require Lender to proceed against Borrower or any other person or to proceed against or exhaust the Collateral or any security held by Lender or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against any or all of the Guarantors;

b.           Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof including without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action by Borrower, Lender, any endorser or creditor of Borrower or of any Guarantor or by any other person whomsoever for the Indebtedness or any Documents of Indebtedness;

c.           The defense of the statute of limitations in any action; any defense that may arise by the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; any failure of Lender to provide any notice to Lender or any Guarantor; all defenses given to sureties or guarantors at law or in equity other than the actual payment of the Indebtedness and performance of all obligations under any Documents of Indebtedness and all defenses based upon questions on the validity, legality or enforceability of the Indebtedness and/or any Documents of Indebtedness; any defense based upon an election of remedies by Lender; any principle or provision of law, statutory or otherwise, which is or might conflict with the terms and provisions of this Guaranty;

UNCONDITIONAL GUARANTY OF PAYMENT - 3

d.           Any failure by Lender to ascertain the extent or nature of any Collateral or any insurance or other rights with respect thereto, or the liability of any party liable for the Indebtedness or any obligations secured by the Collateral; any lack of notice of disposition or of manner of disposition of any Collateral; failure to properly record any document or any other lack of due diligence by Lender in creating or perfecting a security interest in or collection, protection or realization upon any Collateral; any sale or assignment by Borrower of any Collateral, or any portion thereof or interest therein, whether or not consented to by Lender; any lack of commercial reasonableness in dealing with any Collateral; any deficiencies in the Collateral or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation guaranteed;

e.           Any invalidity, irregularity or unenforceability, in whole or in part, of the Indebtedness or Documents of Indebtedness; the inaccuracy of any representation or other provision in any Documents of Indebtedness; any modifications of the Indebtedness or any Documents of Indebtedness by operation of law or by action of any court, whether under the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction, now or hereafter in effect, or otherwise; any sale or assignment of the Indebtedness or Documents of Indebtedness, in whole or in part;

f.            The release of Borrower or of any other Guarantor or of any other person or entity from payment of the Indebtedness or performance under any Documents of Indebtedness by operation of law, Lender’s voluntary act or otherwise; any change in the composition of Borrower, including, without limitation, the withdrawal or termination of Guarantor from its relationship or association with Borrower;

g.           Any duty by Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower or any Collateral, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower, of the condition of any Collateral and of all circumstances bearing on the risk that liability may be incurred by Guarantor;

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h.           An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter acquired, which Lender may have against Guarantor or any Collateral; each Guarantor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, such Guarantor shall not seek or cause or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, under the Bankruptcy Code or the laws of any jurisdiction, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any Guarantor or any Collateral by virtue of this Guaranty or otherwise;

i.            Any right or claim or right to cause a marshalling of the assets of any Guarantor; any action, occurrence, event or matter consented to by any Guarantor under any provision of this Guaranty or otherwise.

4.           Independent Obligations. Guarantor acknowledges that, under applicable law, Borrower may be relieved of further liability after the completion of a sale, including a non-judicial foreclosure sale of Collateral. Notwithstanding Borrower’s discharge, each Guarantor unconditionally covenants and agrees, to the fullest extent permitted by law, to pay: a) any deficiency balance as defined by applicable law; b) all costs of restoring, managing, and selling Collateral acquired by sale or non-judicial foreclosure including management fees, transfer costs and sales commissions; c) unpaid obligations for utility service obligations affecting any of the Collateral whether or not said unpaid obligations are or become liens against the Collateral; d) Lender’s appraisal costs, inspection fees, attorney fees, and all other costs and expenses of any kind or nature incurred because of acquiring and disposing of Collateral; and e) any cost or expense for which Borrower would be liable but for the anti-deficiency provisions of any law.

5.           General Provisions.

a.           Full Recourse. All of the terms and provisions of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal ability of any Guarantor.

b.           Condition of Borrower and other Guarantors. Guarantor warrants and represents that such Guarantor fully knows of the financial condition of Borrower and any other Guarantors and is executing and delivering this Guaranty based solely upon such Guarantor’s own independent investigation of all matters pertinent hereto, and that such Guarantor is not relying in any manner upon any representation or statement of Lender. Guarantor warrants, represents and agrees that such Guarantor can obtain, and such Guarantor assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and any other Guarantor and any other matter pertinent hereto, and that no Guarantor is relying upon Lender to furnish, and that no Guarantor shall have any right to require Lender to obtain or disclose, any information regarding the Indebtedness or obligations guaranteed, the financial condition or character of Borrower or any other Guarantor, or the ability of Borrower or any other Guarantor to pay the Indebtedness or perform the obligations guaranteed, the existence of any Collateral or security for any or all of the Indebtedness or obligations guaranteed hereby, the existence or nonexistence of any other guaranties of all or any part of the Indebtedness or obligations guaranteed hereby, any actions or non-action by Lender, Borrower, any other Guarantor or any other person or entity, or any other matter, fact or occurrence. By executing this Guaranty, each Guarantor acknowledges and knowingly accepts the full range of risks encompassed within a contract of guaranty.

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c.           No Subrogation: No Recourse Against Lender: Subordination. Notwithstanding the satisfaction by any or all Guarantors of any liability hereunder, no Guarantor shall have any right of subrogation, contribution, reimbursement or indemnity or any right of recourse to or regarding the assets or property of Borrower or to any Collateral. For the foregoing, each Guarantor expressly waives all rights of subrogation to Lender against Borrower, and each Guarantor waives any rights to enforce any remedy, which Lender may have against Borrower and any right to participate in any Collateral. Besides and without limiting the foregoing, each Guarantor subordinates all indebtedness of Borrower now or hereafter owed to such Guarantor to all indebtedness of Borrower to Lender. Further, no Guarantor shall have any right of recourse against Lender by any action Lender may take or omit to take under this Guaranty or under the provisions of the Indebtedness or Documents of Indebtedness.

d.           Rights Cumulative. Lender’s rights under this Guaranty shall be in addition to all rights of Lender under any Documents of Indebtedness.

e.           Consents. Guarantor consents and agrees that Lender may, from time to time, without notice to or further consent from such Guarantor, either with or without consideration: release and surrender any Collateral or any portion thereof; substitute for any Collateral held by or on behalf of Lender other collateral of like kind, or of any kind; make additional advances or increase the Indebtedness; agree to modify the terms of any one or more of the Documents of Indebtedness; extend or renew the terms of the Indebtedness for any period; grant releases, compromises and indulgences regarding the Indebtedness or any one or more of the Documents of Indebtedness and to any persons or entities now or hereafter liable thereunder or hereunder; release Borrower, any other Guarantor or endorser of or other person or entity liable for the Indebtedness or upon any of the Documents of Indebtedness; or take or fail to take any action of any type. No such action which Lender shall take or fail to take in connection with the Indebtedness, Documents of Indebtedness, or any Collateral, nor any course of dealing with Borrower or any other Guarantor or any other person, shall limit, impair or release any Guarantor’s obligation, affect this Guaranty or afford any Guarantor any recourse against Lender. Nothing in this section shall be construed to require Lender to take or refrain from taking any action referred to herein.

f.            Entire Agreement: Amendment; Severability. This Guaranty contains the entire agreement between and among the parties respecting the matters set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters; and all Guarantors and Lender acknowledge there are no contemporaneous oral agreements with respect to the subject matter hereof. This Guaranty may not be changed, modified or amended, except by a writing executed by the parties hereto; and no obligation of Guarantor can be released or waived by Lender or any agent of Lender, except by a writing duly executed by Lender. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that applying any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

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g.           Governing Law: Binding Effect; Assignment: Waiver of Acceptance. This Guaranty shall be governed by and construed under the laws of the State of Washington, except to the extent that foreclosure of other state laws of Washington may apply to Collateral now or hereafter located in the State of Washington, and except to the extent the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case Washington or Federal law, as applicable, shall so govern and be controlling. This Guaranty shall be binding upon each Guarantor and the heirs, executors, legal representatives, successors and assigns of such Guarantor and shall inure to the benefit of Lender and its legal representatives, successors and assigns. This Guaranty shall in no event be impaired by any change which may arise by the termination or dissolution of Borrower or any Guarantor. Each Guarantor has executed this Guaranty individually and not as a partner of Borrower or any other Guarantor. This Guaranty is assignable by Lender, and any full or partial assignment by Lender shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Lender and so assigned by Lender, each Guarantor expressly waives notice of transfer or assignment of this Guaranty and acknowledges that the failure by Lender to give any such notice shall not affect the liabilities of each Guarantor hereunder. Notwithstanding the foregoing, no Guarantor shall assign any of its rights or obligations under this Guaranty. Each Guarantor waives any acceptance of this Guaranty by Lender, and this Guaranty shall immediately be binding upon each Guarantor.

h.           Notice. All notices, demands, requests or other communications (“Notices”) required or permitted to be sent by one any party to another or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address on the first page of this Guaranty or at such other address as designated by such party as herein provided, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the intended addressee at its address on the first page of this Guaranty or at such other address as designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each may specify as its address any other address within the United States of America. Each Guarantor irrevocably appoints Borrower as such Guarantor’s representative for purposes of receiving any and all Notices; and irrevocably covenants that Notice provided to Borrower shall constitute Notice to all Guarantors.

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i.            No Waiver: Time of Essence; Business Day. The failure of any party hereto to enforce any right or remedy, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term “business day” as used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

j.            Attorney Fees. If it is necessary for Lender to retain the services of an attorney or any other consultants to enforce this Guaranty, or any portion thereof, each Guarantor agrees to pay to Lender all costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender as a result thereof and such costs, fees and expenses shall be payable to Lender upon demand.

k.          Joint and Several. Where two or more persons or entities have executed or hereafter execute this Guaranty, all references to “Guarantor” shall mean all of the signatories hereon as Guarantors or either or any of them, notwithstanding that they may be collectively defined as Guarantor in singular. All of the obligations and liability of each signatory constituting collectively “Guarantor” or “Guarantors” shall be joint and several as to the signatories hereon and as to any other guarantors of the Indebtedness under other guaranty agreements. Suit may be brought against said all of the guarantors, jointly and severally, or against any one or more of them, less than all, without impairing the rights of Lender against the other or others of the guarantors; and Lender may compromise with any one or more of the guarantors for such sums or sum as it may see fit and/or release such of the guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of the guarantors not so compromised with or released; but it is agreed among the guarantors themselves, however, that such compromise and release shall in nowise impair the rights of the guarantors as among themselves.

1.          Successive Actions. A separate right of action shall arise each time Lender acquires knowledge of any failure of payment or performance of any matter guaranteed by any Guarantor under this Guaranty. Separate and successive actions may be brought to enforce any of the provisions hereof at any time and from time to time. No action shall preclude any subsequent action, and each Guarantor waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

m.           Reliance. Lender would not extend credit to Borrower without this Guaranty. Each Guarantor intentionally and unconditionally enters into the covenants and agreements and understands that, in reliance upon and in consideration of such covenants and agreements, credit may be extended and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

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n.           Submission to Jurisdiction. Each Guarantor, to the full extent permitted by law, knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (a) submits to personal jurisdiction in the State of Washington or in the state in which the property is located over any suit, action or proceeding by any person arising from or relating to this guaranty, (b) agrees that any such action, suit or proceeding may be brought in any state or federal court of competent jurisdiction sitting in the State of Washington, (c) submits to the jurisdiction of such courts, and, (d) to the fullest extent permitted by law, agrees not to bring any action suit or proceeding in any forum other than in the state or federal courts located within the State of Washington (but nothing herein shall affect the right of Lender to bring any action, suit or proceeding in any other appropriate forum).

o.           Relationship to Borrower; Consideration. Each Guarantor hereunder warrants to Lender that such Guarantor is affiliated with Borrower and the obtaining of credit by Borrower is of substantial benefit to such Guarantor. Each Guarantor voluntarily and intentionally enters into this Guaranty and acknowledges the receipt and adequacy of consideration for each and every undertaking herein.

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the day and year first above written.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

GUARANTOR:

DRONE USA, INC.,

a Delaware corporation

/s/ Michael Bannon
By:	Michael Bannon
Its:	CEO

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